UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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CASTLE BRANDS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CASTLE BRANDS INC.
122 EAST 42ND STREET, SUITE 4700,
NEW YORK, NEW YORK 10168
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2010
Castle Brands Inc. will hold its annual meeting of stockholders at the offices of Ladenburg Thalmann & Co. Inc., located at 520 Madison Avenue, 9th Floor, New York, New York 10022, on February 4, 2010 at 10:00 a.m., for the following purposes, as further described in the attached proxy statement:
     1. To elect ten directors to our board of directors;
     2. To approve our reincorporation from Delaware to Florida by merging the company into its wholly-owned subsidiary, Castle Brands (Florida) Inc.;
     3. To ratify the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010; and
     4. To transact any other business properly presented at the meeting and at any postponements or adjournments.
     You may vote at the meeting and at any adjournment or postponement if you were a record owner of our common stock at the close of business on December 21, 2009.
     Your vote is important. Whether or not you plan to attend the annual meeting, we encourage you to read the attached proxy statement and promptly vote your shares using the enclosed proxy card. Please sign and date the accompanying proxy card and mail it in the enclosed addressed, postage-prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.
By Order of the Board of Directors
/s/ Richard J. Lampen,
Interim President and Chief Executive Officer
New York, New York
December      , 2009

CASTLE BRANDS INC.
PROXY STATEMENT
     Our board of directors is soliciting proxies for the 2009 annual meeting of stockholders to be held on February 4, 2010. This proxy statement and the enclosed form of proxy contain important information for you to consider in deciding how to vote on the matters brought before the annual meeting.
     We first sent this proxy statement to stockholders on or about                                  , 2009. Our board of directors set December 21, 2009 as the record date for the 2009 annual meeting. Stockholders of record who owned our stock at the close of business on that date may vote and attend the 2009 annual meeting. As of the record date, we had issued and outstanding                                  shares of common stock, our only outstanding class of voting securities. Each holder of our common stock is entitled to one vote for each share held on the record date.
     The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information in this proxy statement. Please read the entire proxy statement carefully.
What matters am I voting on?
     You will be voting on:
•	the election of ten directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified;

•	the approval of our reincorporation from Delaware to Florida by merging our company into a wholly-owned subsidiary;

•	the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010; and

•	any other business that may properly come before the meeting.
Who may vote?
     Holders of our common stock at the close of business on December 21, 2009, the record date, may vote at the meeting. On the record date,                                  shares of our common stock were issued and outstanding. Each holder of our common stock is entitled to one vote for each share held on the record date.
When and where is the meeting?
     We will hold the meeting on February 4, 2010, at 10:00 a.m. Eastern Time at the offices of Ladenburg Thalmann & Co. Inc., located at 520 Madison Avenue, 9th Floor, New York, New York 10022.
What is the effect of giving a proxy?
     Proxies in the form enclosed are solicited by and on behalf of our board. The persons named in the proxy have been designated as proxies by our board. If you sign and return the proxy in accordance with the procedures described in this proxy statement, the persons designated as proxies by the board will vote your shares at the meeting as specified in your proxy.
     If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted:
•	FOR the election as directors of the nominees listed below under Proposal I.

•	FOR the approval of our reincorporation from Delaware to Florida by merging the company into its wholly-owned subsidiary, Castle Brands (Florida) Inc., as listed below under Proposal II.

•	FOR the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010 as listed below under Proposal III.
     If you give your proxy, the proxies named on the proxy card also will vote your shares in their discretion on any other matters properly brought before the meeting.
Can I change my vote after I voted?
     You may revoke your proxy at any time before it is exercised by:
•	delivering written notification of your revocation to our secretary;

•	voting in person at the meeting; or

•	delivering another proxy bearing a later date.
     Please note that your attendance at the meeting will not alone serve to revoke your proxy.
What is a quorum?
     A quorum is the minimum number of shares required to be present at the meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of all outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted on a particular matter, which is referred to as stockholder withholding. Similarly, a broker may not be permitted to vote stock held in street name on a particular matter absent instructions from the beneficial owner of the stock, which is referred to as a broker non-vote. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.
How may I vote?
     You may vote your shares by mail or by attending the meeting. If you vote by mail, date, sign and return the accompanying proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States). You may specify your choices by marking the appropriate boxes on the proxy card. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.
How many votes are needed for approval of each matter?
     The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Consequently, any shares not voted “FOR” a particular nominee (whether as a result of a direction of the securities holder to withhold authority, abstentions or a broker non-vote) will not be counted in such nominee’s favor.

     Proposal II must be approved by the affirmative vote of a majority of the issued and outstanding shares of our common stock. Proposal III must be approved by the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the annual meeting. Abstentions and broker non-votes will have the same effect as a negative vote on each of Proposals I and II and will have no effect on Proposal III. However, broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the annual meeting.
Are there any rules regarding admission to the annual meeting?
     Yes. You are entitled to attend the annual meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the record date. Before we will admit you to the meeting, we must be able to confirm:
•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and

•	You were, or are validly acting for, a stockholder of record on the record date by:

➢	verifying your name and stock ownership against our list of registered stockholders, if you are the record holder of your shares;

➢	reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

➢	reviewing a written proxy that shows your name and is signed by the stockholder you are representing, in which case either the stockholder must be a registered stockholder or you must have a brokerage or bank statement for that stockholder as described above.
If you do not have a valid picture identification and proof that you owned, or are legally authorized to act for someone who owned, shares of common stock on December 21, 2009, you will not be admitted to the meeting.
     At the entrance to the meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement as your proof of ownership and any written proxy you present as the representative of a stockholder. We will decide whether the documentation you present for admission to the meeting meets the requirements described above.
What is the “householding” of annual disclosure documents?
     The Securities and Exchange Commission (“SEC”) has adopted rules governing the delivery of annual disclosure documents that permit us to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside if we believe that the stockholders are members of the same family. This rule benefits both stockholders and us by reducing the volume of duplicate information received and our expenses. Each stockholder will continue to receive a separate proxy card. If your household received a single set of disclosure documents for this year, but you would prefer to receive your own copy, or if you share an address with another stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please contact our Investor Relations Department by: (a) mail at Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168, (b) telephone at (646) 356-0200, or (c) e-mail at ir@castlebrandsinc.com.
     Our 2009 annual report, including financial statements for the fiscal year ended March 31, 2009, accompany the proxy solicitation materials. The annual report, however, is not part of the proxy solicitation materials.

Share Ownership
     The table below shows the number of common shares beneficially owned as of December 9, 2009 by (i) those persons or groups known to beneficially own more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table below, who we refer to as Named Executive Officers, and (iv) all directors and executive officers as a group. Percentage ownership information is based on 107,955,207 shares of our common stock issued and outstanding as of December 9, 2009.

	Beneficial ownership of our common stock
Name and Address of Beneficial Owner	Number of Shares	Percent
Phillip Frost, M.D. and related entities (1) 4400 Biscayne Blvd., 15th Floor Miami, FL 33137	32,858,671	30.4%
Vector Group Ltd. (2) 100 S.E. Second Street Miami, FL 33131	11,428,576	10.6%
FURSA SPV LLC (3) 49 West Merrick Road, Ste. 202 Freeport, NY 11520	10,133,465	9.4%
I.L.A.R. S.p.A (4) via Tiburtina, 1314, 00131 Roma, Italy	8,571,432	7.9%
Lafferty Limited (5) c/o Mr. Warren Roiter Roiter Zucker 5-7 Broadhurst Gardens Swiss Cottage London NW6 3RZ, England	6,499,815	6.0%
Mark Andrews (6)	3,050,237	2.8%
John Beaudette (7)	45,746	*
Henry C. Beinstein (8)	25,000	*
Harvey P. Eisen (9)	25,000	*
John S. Glover (10)	182,543	*
Glenn L. Halpryn (11)	2,887,144	2.7%
Richard J. Lampen (12)	500,001	*
Donald L. Marsh	—	—
Micaela Pallini (13)	30,000	*
Steven D. Rubin (14)	26,000	*
Dennis Scholl (15)	3,571,429	3.3%
John Soden (16)	106,600	*
T. Kelley Spillane (17)	242,820	*
All directors and executive officers as a group (14 persons) (18)	43,671,291	40.6%

*	Less than 1 percent.

(1)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on May 27, 2009 and a Form 4 filed with the SEC on July 2, 2009. Includes 215,750 shares of common stock issuable upon exercise of options and warrants exercisable within 60 days of December 9, 2009, including 137,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days as of December 9, 2009 that are held by the Frost Nevada Investments Trust, an entity of which Dr. Frost is the trustee. Frost-Nevada L.P. is the sole and exclusive beneficiary of Frost Nevada Investments Trust. Dr. Frost is one of five limited partners of Frost-Nevada L.P. and the sole shareholder of Frost-Nevada Corporation, the sole general partner of Frost Nevada L.P. Also includes 9,370,790 shares of common stock held by Frost Nevada Investments Trust. Dr. Frost disclaims beneficial ownership of the shares underlying the warrants and the shares held by the Frost Nevada Investments Trust except to the extent of his pecuniary interest. Includes 22,672,355 shares of common stock held by Frost Gamma Investments Trust, of which Dr. Frost is the trustee. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc., and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Dr. Frost disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(2)	This information has been derived from a Schedule 13D filed with the SEC on October 23, 2008. Excludes (i) 500,001 shares of common stock beneficially owned by Richard J. Lampen, the executive vice president of Vector Group, and a director and the interim president and chief executive officer of our company, and (ii) 25,000 shares of common stock beneficially owned by Henry C. Beinstein, a director, who is also a director of Vector Group.

(3)	This information has been derived from a Schedule 13D, as amended, filed with the SEC on October 14, 2009. Based on the information contained therein, FURSA SPV LLC’s holdings include 9,294,028 shares of common stock and warrants to purchase 268,008 shares of our common stock exercisable within 60 days of December 9, 2009.

(4)	This information has been derived from a Schedule 13D filed with the SEC on October 23, 2008. Excludes 214,412 shares of common stock owned by Virgilio Pallini, an officer and director of, and holder of shareholder voting rights in, I.L.A.R. S.p.A., as to which I.L.A.R. S.p.A. disclaims beneficial ownership pursuant to Rule 13d-4.

(5)	This information has been derived from a Schedule 13D filed with the SEC on November 3, 2008. Includes 20,000 shares of common stock issuable upon exercise of warrants exercisable within 60 days of December 9, 2009. Azure Limited, as the sole director of Lafferty Limited, determines the manner in which the securities held by Lafferty Limited are voted and disposed of by Lafferty Limited.

(6)	Includes 1,183,079 shares of common stock held by Knappogue Corp. Knappogue Corp. is controlled by Mr. Andrews and his family. Mr. Andrews disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest. Also includes 150,000 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009 and 442,715 shares of common stock held jointly by Mr. Andrews and his wife.

(7)	Includes 9,246 shares of common stock held by BPW Holdings LLC, an entity of which Mr. Beaudette is a principal stockholder. Mr. Beaudette disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Also includes 31,500 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009.

(8)	Includes 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009.

(9)	Includes 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009.

(10)	Includes 75,400 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009 and 107,143 shares of restricted stock vesting within 60 days of December 9, 2009.

(11)	Includes 2,857,144 shares of common stock held by Halpryn Group IV, LLC, of which Mr. Halpryn is a member. Mr. Halpryn disclaims beneficial ownership of these securities, except to the extent of any pecuniary interest therein. Includes 30,000 shares of common stock issuable upon exercise of options held by Mr. Halpryn exercisable within 60 days of December 9, 2009.

(12)	Includes 250,000 shares of common stock issuable upon exercise of options held by Mr. Lampen exercisable within 60 days of December 9, 2009. Excludes shares of common stock beneficially owned by Vector Group Ltd., of which Mr. Lampen serves as an executive officer.

(13)	Includes 30,000 shares of common stock issuable upon exercise of options held by Ms. Pallini exercisable within 60 days of December 9, 2009. Excludes (i) 8,571,432 shares of common stock held by I.L.A.R. S.p.A, of which Ms. Pallini is an officer, and (ii) 214,412 shares of common stock owned by Virgilio Pallini, Ms. Pallini’s father, as to which she disclaims beneficial ownership pursuant to Rule 13d-4.

(14)	Includes 25,000 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009.

(15)	Excludes 100,000 shares of common stock issuable upon exercise of options held by Mr. Scholl that are not currently exercisable and that will not become exercisable within 60 days of December 9, 2009.

(16)	Includes 106,600 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009.

(17)	Includes 106,400 shares of common stock issuable upon exercise of options exercisable within 60 days of December 9, 2009 and 107,143 shares of restricted stock vesting within 60 days of December 9, 2009.

(18)	Includes 943,750 shares of common stock issuable upon exercise of options, and 177,000 shares of common stock issuable upon exercise of warrants, in each case exercisable within 60 days of December 9, 2009 and 289,286 shares of restricted stock vesting within 60 days of December 9, 2009.

Change of Control
     On October 20, 2008, we closed a private placement under a Series A Preferred Stock Purchase Agreement whereby certain investors purchased 1.2 million shares of our series A convertible preferred stock for $12.50 per share, which is, in effect upon conversion, $0.35 per share of our common stock. We received gross proceeds of $15 million in the transaction, which we used to pay transaction expenses, satisfy outstanding obligations and for general corporate purposes.
     The table below lists the number of shares of series A convertible preferred stock purchased by each investor under the Series A Preferred Stock Purchase Agreement and the purchase price paid by each such investor. To our knowledge, each investor under the Series A Preferred Stock Purchase Agreement used personal funds or working capital to fund its portion of the purchase price of the shares of series A preferred stock purchased.

	Number of
	Shares of	Percentage of
	Series A	Total Shares
	Convertible	under Purchase	Purchase
Name	Preferred Stock	Agreement	Price
Frost Gamma Investments Trust	397,200	33.10%	$4,965,000

Vector Group Ltd.	320,000	26.67%	$4,000,000

I.L.A.R. S.p.A.	240,000	20.00%	$3,000,000

Halpryn Group IV, LLC	80,000	6.67%	$1,000,000

Lafferty Ltd.	80,000	6.67%	$1,000,000

Jacqueline Simkin Trust As	40,000	3.33%	$500,000
Amended and Restated 12/16/2003

Hsu Gamma Investment, L.P.	40,000	3.33%	$500,000

MZ Trading LLC	1,400	0.12%	$17,500

Richard J. Lampen	1,400	0.12%	$17,500

Total:	1,200,000	100%	$15,000,000
     Upon execution of, and as required by, the Series A Preferred Stock Purchase Agreement, four of our then-current directors, Keith Bellinger, Colm Leen, Kevin Tighe and Robert Flanagan resigned, and the remaining five members of our board of directors appointed Dr. Phillip Frost, Glenn L. Halpryn, Richard J. Lampen and Micaela Pallini to serve on our board to fill such vacancies.
     In connection with the Series A Preferred Stock Purchase Agreement, substantially all of the holders of Castle Brands (USA) Corp.’s (our wholly-owned subsidiary) 9% senior secured notes, in the principal amount of $9.7 million plus $320,000 of accrued but unpaid interest, and all holders of our 6% convertible notes, in the principal amount of $9 million plus $45,000 of accrued but unpaid interest, converted their notes into series A convertible preferred stock at a price per share of $12.50 and $23.21, respectively, which is, in effect upon conversion, $0.35 and $0.65 per share, respectively, of our common stock. The remaining unconverted 9% senior secured notes, in the principal amount of $300,000, were amended so that, among other things, (i) the maturity date was extended to May 31, 2014, (ii) the interest rate was reduced to 3%, payable at maturity, and (iii) the security interest in our collateral was terminated. Upon conversion of the 9% senior secured notes, we issued 801,608 shares of series A convertible preferred stock, convertible into approximately 28,628,869 shares of our common stock. Upon conversion of the 6% convertible notes, we issued 389,702.72 shares of series A convertible preferred stock, convertible into approximately 13,917,960 shares of our common stock.

     Following the closing of the Series A Preferred Stock Purchase Agreement and the related transactions, holders of our series A convertible preferred stock (comprised of the investors under the Series A Preferred Stock Purchase Agreement and the converting note holders, many of which were current stockholders) owned, excluding their prior ownership, approximately 85% of our common stock on an as-converted basis.
     The Series A Preferred Stock Purchase Agreement required us to submit to our stockholders proposals to (i) amend our amended and restated certificate of incorporation to increase our authorized shares of capital stock from 45 million shares to 250 million shares, of which 225 million were to be designated as common stock and 25 million were to be designated as preferred stock; (ii) amend our charter to permit stockholders to act by written consent; and (iii) elect directors designated by a majority of the investors under the Series A Preferred Stock Purchase Agreement to be our sole directors. The investors under the Series A Preferred Stock Purchase Agreement agreed to vote all shares of common stock and series A convertible preferred stock they held for the approval of these proposals, all of which were approved at our 2008 annual meeting. At our 2008 annual meeting, our current directors, other than Mr. Scholl, were elected as our sole directors.
     Each share of series A preferred stock automatically converted into common stock at a rate of 35.7143 shares of common stock for each share of series A preferred stock, as set forth in the certificate of designation of the series A preferred stock, when we amended our charter in the last quarter of fiscal 2009. We issued 85.4 million shares of common stock upon the conversion of the series A preferred stock.
PROPOSAL I
ELECTION OF DIRECTORS
     Ten directors will be elected to hold office until the next annual meeting of stockholders or until their successors are duly elected or their earlier death, resignation or removal. All of the nominees currently serve as directors.
     The proxies solicited by our board of directors will be voted FOR the election of these nominees unless other instructions are specified. Our articles of incorporation do not provide for cumulative voting. Should any nominee become unavailable to serve, the proxies may be voted for a substitute nominee designated by the board or the board may reduce the number of authorized directors. Information regarding each director nominee is set forth below.
     Mark Andrews, 59, our chairman of the board, founded our predecessor company, Great Spirits Company LLC, in 1998 and served as its chairman of the board, president and chief executive officer from its inception until December 2003. Mr. Andrews has served as our chairman of the board since December 2003 and served as our president from December 2003 until November 2005. Mr. Andrews served as our chief executive officer from December 2003 until November 2008. Prior to founding our predecessor, Mr. Andrews founded American Exploration Company, a company engaged in the exploration and production of oil and natural gas, in 1980. He oversaw that company becoming publicly traded in 1983 and served as its chairman and chief executive officer until its merger with Louis Dreyfus Natural Gas Corp. in October 1997. He also serves as a life trustee of The New York Presbyterian Hospital in New York City.

     John F. Beaudette, 52, has served as a director of our company since January 2004. Since 1995, Mr. Beaudette has been president and chief executive officer of MHW Ltd., a national beverage alcohol import, distribution and service company located in Manhasset, New York. MHW provides U.S. import and distribution services to wineries, breweries, and distilleries throughout the world. From 1985 to 1994, Mr. Beaudette worked with PepsiCo Inc. and its affiliate company Monsieur Henri Wines in the distribution of Stolichnaya™ Vodka and other wine and spirit brands. During this period, Mr. Beaudette held positions such as director of planning for PepsiCo Wines & Spirits Intl. and vice president of finance & chief financial officer of Monsieur Henri Wines Ltd. Prior to joining PepsiCo, Mr. Beaudette was manager of accounting for Somerset Importers Ltd., U.S. importers of Tanqueray™, Johnnie Walker™ and other spirit brands. He currently sits on the board of directors of The National Association of Beverage Importers Inc. (NABI) in Washington DC and serves as vice chairman as well as chairman of the finance committee. Prior to entering the beverage alcohol industry in 1983, Mr. Beaudette worked for the Penn Central Corporation performing financial and operational reviews of subsidiaries throughout the U.S. in various industries including energy, technology and real estate.
     Henry C. Beinstein, 66, has served as a director of our company since January 2009. He has been a partner of Gagnon Securities, LLC, a broker-dealer and a FINRA member firm, since January 2005 and has been a money manager and an analyst and registered representative of such firm since August 2002. Mr. Beinstein has been a director of Vector Group Ltd., a New York Stock Exchange listed holding company, since 2004. Vector Group is engaged principally in the tobacco business through its Liggett Group LLC subsidiary and in the real estate and investment business through its New Valley LLC subsidiary. New Valley owns 50% of Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area. He also served as a director of New Valley from March 1994 to December 2005. Mr. Beinstein has served as a director of Ladenburg Thalmann Financial Services Inc., the parent of the investment banking firm of Ladenburg Thalmann & Co. Inc., since May 2001. He retired in August 2002 as the executive director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the managing director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing in November 1995. From April 1985 through October 1995, Mr. Beinstein was the executive director of Proskauer Rose LLP, a New York-based law firm. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and national director of finance and administration at Coopers & Lybrand.
     Harvey P. Eisen, 67, has served as a director of our company since January 2009. Mr. Eisen has served as a director of Five Star Products Inc., a wholesale distributor of home decorating products, since November 2007. Mr. Eisen has served as chairman of the board and chief executive officer of National Patent Development Corporation, the parent company of Five Star Products Inc., since June 2007 and also served as its president since July 2007. He has been a director of National Patent Development Corporation since 2004. He has served as chairman and managing member of Bedford Oak Advisors, LLC, an investment partnership, since 1998. Prior thereto, Mr. Eisen served as senior vice president of Travelers, Inc. and of Primerica, each a financial services company, prior to its merger with Travelers in 1993. Mr. Eisen has over 30 years of asset management experience, is often consulted by the national media for his views on the investment marketplace, is frequently quoted in the financial media and also has appeared and currently appears regularly on such television networks as CNN and CNBC. Mr. Eisen has also been a director of GP Strategies Corporation, a provider of customized training solutions, since 2002 and has served as its chairman of the board since 2004.
     Phillip Frost, M.D., 73, has served as a director of our company since October 2008 and previously served as a director of our company from September 2005 to August 2007. Dr. Frost has served as the chief executive officer and chairman of the board of directors of OPKO Health, Inc., a specialty healthcare company involved in the discovery, development and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems, since March 2007. Since July 2006, Dr. Frost has served as the chairman of the board of directors of Ladenburg Thalmann Financial Services Inc. Dr. Frost has been a director of Ladenburg Thalmann Financial Services Inc. since March 2005. From 1987 to January 26, 2006, Dr. Frost served as chairman of the board of directors and chief executive officer of IVAX Corporation, a worldwide producer and marketer of generic and proprietary drugs. On January 26, 2006, IVAX completed a merger with Teva Pharmaceutical Industries Ltd. (“Teva”). Dr. Frost now serves as the vice chairman of the board of directors of Teva. He serves on the board of regents of the Smithsonian Institution, as a member of the board of trustees of the University of Miami, as a trustee of each of the Scripps Research Institutes, the Miami Jewish Home for the Aged, and the Mount Sinai Medical Center. Dr. Frost is also a director of Continucare Corporation, a provider of outpatient healthcare and home healthcare services, and Prolor Biotech Inc. (formerly Modigene Inc.), a development stage biopharmaceutical company.

     Glenn L. Halpryn, 49, has served as a director of our company since October 2008. Mr. Halpryn currently serves on the board of directors of SearchMedia Holdings Limited, a multi-platform media company based in China (formerly Ideation Acquisition Corp.). Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation from October 2002 until October 10, 2008. Mr. Halpryn served as the chairman of the board and chief executive officer of QuikByte Software, Inc., a publicly held corporation, from July 2008 until its merger with Sorrento Therapeutics, Inc. in September 2009, and currently serves as a director of the combined company. Mr. Halpryn was chairman of the board and chief executive officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Mr. Halpryn has served as a director of Winston Pharmaceuticals, Inc. since the September 2008 merger of Getting Ready Corporation, a publicly held shell company, and Winston Laboratories, Inc. From December 2006 until such merger, Mr. Halpryn served as the chairman of the board and chief executive officer of Getting Ready. Mr. Halpryn served as the chairman of the board, chief executive officer and president of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until September 2008, following its merger with Cardo Medical, LLC. Mr. Halpryn was the president and secretary and a director of Longfoot Communications Corp., a publicly held shell corporation, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Mr. Halpryn is also chief executive officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. From 1984 to June 2001, Mr. Halpryn served as vice president/treasurer of TIC. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. Also, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was vice chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the president of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA.
     Richard J. Lampen, 56, has served as our interim president and chief executive officer and as a director of our company since October 2008. Mr. Lampen has served as executive vice president of Vector Group Ltd. since July 1996. From October 1995 to December 2005, Mr. Lampen served as the executive vice president and general counsel and a director of New Valley LLC, now a subsidiary of Vector Group Ltd. Since September 2006, he has served as president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc. Mr. Lampen has served as a director of Ladenburg Thalmann Financial Services Inc. since January 2002. Since November 1998, he has served as president and chief executive officer of CDSI Holdings Inc., an affiliate of New Valley LLC seeking acquisition or investment opportunities. Mr. Lampen has served as a director of CDSI Holdings since January 1997. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec’s Music Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.
     Micaela Pallini, Ph.D., 40, has served as a director of our company since October 2008. Ms. Pallini has served since May 1997 as a director and the head of production of I.L.A.R. S.p.A., a producer of alcoholic beverages located in Rome, Italy and a supplier to our company under an exclusive marketing agreement. Ms. Pallini is also a member of the board of directors of Unione Industriali di Roma, the association of Roman industrial entrepreneurs and President of the Food Division of Unione Industriali di Roma; a member of the board of directors and the audit committee of Federvini, the national association of Italian wine, spirit and liqueur providers; and a Vice President of D52, a national association for the promotion of women in business in Italy. Ms. Pallini was engaged in research activities before assuming her position with I.L.A.R. S.p.A.
     Steven D. Rubin, 49, has served as a director of our company since January 2009. Mr. Rubin has served as executive vice president — administration since May 2007 and a director of Opko Health, Inc. since February 2007. Mr. Rubin served as the senior vice president, general counsel and secretary of IVAX Corporation from August 2001 until September 2006. Mr. Rubin currently serves on the board of directors of Dreams, Inc., a vertically integrated sports licensing and products company, Safestitch Medical, Inc., a medical device company, SearchMedia Holdings Limited, Prolor Biotech Inc., Neovasc, Inc., a medical device company, Kidville, Inc., Cardo Medical, LLC, a producer and distributor of orthopedic and spinal medical devices, and Non-Invasive Monitoring Systems, Inc., a medical device company.
     Dennis Scholl, 53, has served as a director of our company since September 2009. Since September 2003, Mr. Scholl has served as co-founder and managing member of Betts & Scholl, LLC, a premium wine maker; we acquired the assets of Betts & Scholl in September 2009. Since February 2009, Mr. Scholl has served as Miami Program Director of the John S. and James L. Knight Foundation, a charitable foundation. Since September 1987, Mr. Scholl has been founder and vice president of Morada Ventures, a firm engaged in real estate development and venture capital investment in the technology and pharmaceutical industries.
     Our board recommends that you vote FOR each of the nominees named above. Unless otherwise indicated, all proxies will be voted FOR the election of each of the nominees named above.

Executive Officers
     The following table lists the name, age and position of our executive officers:

Name	Age	Position
Richard J. Lampen	55	Interim President and Chief Executive Officer
John S. Glover	54	Chief Operating Officer
T. Kelley Spillane	46	Senior Vice President — U.S. Sales
Alfred J. Small	40	Senior Vice President, Chief Financial Officer, Treasurer & Secretary
     Listed below are biographical descriptions of our current executive officers. For Mr. Lampen’s information, see the description under “Directors” above.
     John S. Glover, our chief operating officer, joined us in February 2008. From February 20, 2008 to October 11, 2008, Mr. Glover served as our senior vice president — marketing. From June 2006 to February 2008, Mr. Glover served as senior vice president — commercial management of Remy Cointreau USA. From January 2001 to June 2006, Mr. Glover served in various management positions at Remy Cointreau in the United States and France. From January 1999 to January 2001, he was a managing director and chief marketing officer for Bols Royal Distilleries in the Netherlands.
     T. Kelley Spillane, our senior vice president — U.S. sales, joined us in April 2000. From April 2000 to December 2003, Mr. Spillane served as vice president-sales of Great Spirits Company, and was appointed executive vice president — U.S. sales in December 2003. Prior to joining us, Mr. Spillane worked at Carillon Importers Limited, a division of Grand Metropolitan PLC. Carillon developed and launched Absolut Vodka and Bombay Sapphire Gin. At Carillon, Mr. Spillane served as assistant manager for its control states and duty free divisions and was promoted to director of special accounts, focusing on expanding sales in national accounts.
     Alfred J. Small, our senior vice president, chief financial officer, secretary and treasurer assumed his current position in January 2009. From November 2007 until January 2009, Mr. Small served as senior vice president and chief financial officer and previously had served as our vice president-controller since March 2007 and our principal accounting officer since October 2006. Mr. Small joined us in October 2004. From February 1999 until October 2004, Mr. Small served in various accounting roles, including senior accountant at Grodsky Caporrino & Kaufman, CPA PC. Mr. Small is a certified public accountant.
Corporate Governance Guidelines
     Our board of directors has adopted a code of conduct, which applies to all of our directors, executive officers and employees. The code of business conduct sets forth our commitment to conduct our business in accordance with the highest standards of business ethics and to promote the highest standards of honesty and ethical conduct by our directors, executive officers and employees.
     Our board has also adopted a nominating and governance charter that sets forth (i) corporate governance principles intended to promote efficient, effective and transparent governance, and (ii) procedures for the identification and selection of individuals qualified to become directors.
     Among other matters, our nominating and governance charter and code of conduct set forth the following governing principles:

•	A majority of our directors should be “independent” as defined in the rules adopted by the SEC and the NYSE Amex.

•	To facilitate critical discussion, the independent directors are required to meet apart from other board members and management representatives.

•	Compensation of our non-employee directors should include equity-based compensation. Employee directors are not paid for their board service in addition to their regular employee compensation.

•	All directors, executive officers and employees must act at all times in accordance with the requirements of our code of conduct. This obligation includes adherence to our policies with respect to conflicts of interest; full, accurate and timely disclosure; compliance with securities laws; confidentiality of our information; protection and proper use of our assets; ethical conduct in business dealings; and respect for and compliance with applicable law. Any change to, or waiver of, the requirements of, the code of conduct with respect to any director, principal financial officer, principal accounting officer or persons performing similar functions may be granted only by the board of directors. Any such change or waiver will be promptly disclosed as required by applicable law or regulations.
     Our code of conduct and our nominating and corporate governance charter are posted on our investor relations web site at http:/investor.castlebrandsinc.com.
Stockholder Nominations
     There have been no material changes to the procedures by which security holders may recommend nominees to our board of directors.
PROPOSAL II
REINCORPORATION VIA MERGER IN FLORIDA
     Our board has recommended that our stockholders approve a change in our state of incorporation from Delaware to Florida by means of a merger between our company and its newly formed, wholly-owned subsidiary, Castle Brands (Florida) Inc., which we refer to as Castle Brands Florida. The following is a summary of the material terms of the reincorporation. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, articles of merger, certificate of merger, the articles of incorporation of Castle Brands Florida and the bylaws of Castle Brands Florida, each in substantially the form attached hereto as Appendix A, Appendix B, Appendix C, Appendix D, and Appendix E, respectively.
•	We will be merged with and into Castle Brands Florida, a Florida corporation and our wholly-owned subsidiary.

➢	Each share of our common stock will automatically be converted into one share of common stock of Castle Brands Florida.

➢	Upon completion of the merger, the name of Castle Brands Florida will be changed to “Castle Brands Inc.

➢	See the section entitled “Merger Agreement” below.
•	Approval of the merger agreement and completion of the merger will not result in any change in our business, management, assets or liabilities.

➢	The directors of Castle Brands Florida following the merger will be the same as the directors of our company before the merger.

➢	On the effective date of the merger, the Castle Brands Florida common stock will be eligible for trading on the NYSE Amex.

➢	See the section entitled “Principal Features of the Merger” below.
•	Upon completion of the merger, the rights of our stockholders will be governed by Florida law and the charter documents of Castle Brands Florida; these rights are similar to those of stockholders of a Delaware corporation.

➢	See the section entitled “Comparative Rights of Stockholders of the Company and Castle Brands Florida” below.
Merger Agreement
     To accomplish the proposed change in our state of incorporation from Delaware to Florida, our board unanimously adopted a merger agreement between our company and Castle Brands Florida. Under the merger agreement, we, a Delaware corporation, will be merged with and into Castle Brands Florida, a Florida corporation, and each share of our common stock, par value $.01 per share, will automatically be converted into one share of common stock of Castle Brands Florida. Upon completion of the merger, the name of Castle Brands Florida will be changed to “Castle Brands Inc.”
     A copy of the merger agreement is attached as Appendix A to this proxy statement. Copies of the articles of merger to be filed with the Florida Secretary of State and the Certificate of Merger to be filed with the Delaware Secretary of State are attached as Appendices B and C, respectively, to this proxy statement. We recently formed Castle Brands Florida under the Florida Business Corporation Act, which we refer to as the “FBCA,” for the purpose of effecting the merger. If our stockholders approve the merger and the merger is completed, the FBCA and the articles of incorporation and bylaws of Castle Brands Florida will govern the rights of shareholders in the surviving entity. A copy of the articles of incorporation and bylaws of Castle Brands Florida are attached as Appendices D and E, respectively, to this proxy statement. See “Comparative Rights of Stockholders of the Company and Castle Brands Florida” below for additional information.
Principal Features of the Merger
     When the merger is completed, our separate existence will cease, and Castle Brands Florida, to the extent permitted by law, will succeed to all of our business, properties, assets and liabilities. Each share of our common stock issued and outstanding immediately prior to the completion of the merger will, by virtue of the merger, be converted into one share of common stock of Castle Brands Florida. When the merger is completed, stock certificates which immediately prior to the merger represented our common stock will be deemed for all purposes to represent the same number of shares of Castle Brands Florida common stock. Stockholders will not be required to exchange their existing stock certificates for stock certificates of Castle Brands Florida. However, following the effective date of the merger, if any stock certificates of our company are submitted to Castle Brands Florida or to its transfer agent for transfer, or if any stockholder so requests, a new stock certificate representing the same number of Castle Brands Florida shares will be delivered to the transferee or holder of such shares. This exchange of securities will be exempt from the registration requirements of the Federal securities laws.
     Approval of the merger agreement and completion of the merger will not result in any change in our business, management, assets or liabilities. The directors of Castle Brands Florida following the merger will be the same as the directors of our company before the merger. On the effective date of the merger, the Castle Brands Florida common stock will be eligible for trading on the NYSE Amex, where our common stock is currently traded.
     Under the merger agreement, each option to purchase shares of our common stock outstanding immediately prior to the effective date of the merger will become an option to purchase an equal number of shares of Castle Brands Florida common stock, subject to the same terms and conditions as set forth in the agreement under which such option was granted. Castle Brands Florida will continue all our employee benefit plans and other agreements and arrangements, including our 2003 Stock Incentive Plan, as amended, on the same terms and subject to the same conditions as in effect prior to the Merger.

     We expect to complete the reincorporation by means of a merger promptly following stockholder approval. However, we may abandon the merger, and the merger agreement may be amended, either before or after stockholder approval if circumstances arise which, in the opinion our board, make such action advisable, although subsequent to stockholder approval none of the principal terms may be amended without further stockholder approval.
     The merger does not require the approval of any Federal or state regulatory agency.
Purpose of the Reincorporation via Merger
     Our board determined to reincorporate in Florida to reduce corporate expenses. As a Delaware corporation, we are required to pay franchise fees to the State of Delaware. Delaware bases its franchise fees on the number of authorized shares of a company’s stock, subject to a maximum fee of $180,000. Florida, however, charges a flat filing fee of $150 per year, regardless of the number of authorized shares. In 2009, we paid approximately $64,000 in franchise taxes to Delaware. The FBCA, Chapter 607 of the Florida Statutes, is a modern statute based on the Revised Model Business Corporation Act prepared by the Committee on Corporate Laws of the Section of Business Law of the American Bar Association. The FBCA and the General Corporation Law of the State of Delaware, which we refer to as the DGCL, while different in some respects, are generally similar in overall approach (see the discussion under “Comparative Rights of Stockholders of the Company and Castle Brands Florida” below).
Potential Disadvantages of Reincorporation
     A potential disadvantage of reincorporating from Delaware to Florida is that Delaware for many years has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that Delaware periodically updates and revises to meet changing business needs. Because of Delaware’s prominence as a state of incorporation for many large corporations, the Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Because Florida case law concerning the governing and effects of its statutes and regulations is more limited, we and our stockholders may experience less predictability with respect to legality of corporate affairs and transactions and stockholders’ rights to challenge them.
Comparative Rights of Stockholders of the Company and Castle Brands Florida
     Upon completion of the merger, our stockholders, whose stockholder rights are currently governed by the DGCL and our amended and restated certificate of incorporation and bylaws, which we refer to collectively as the Delaware Charter Documents, will become shareholders of Castle Brands Florida whose rights will be governed by the FBCA and the articles of incorporation and bylaws for Castle Brands Florida, which we refer to collectively as the Florida Charter Documents. Copies of the Florida Charter Documents which are proposed to be in effect upon the completion of the merger appear in this proxy statement as Appendices D and E.
     The approval of the Merger will result in the same number of shares of authorized preferred and common stock of Castle Brands Florida as under the current Delaware Charter Documents. Under the current Delaware Charter Documents, the authorized capital consists of 25,000,000 shares of preferred stock, par value $.01 per share, and 225,000,000 shares of common stock, par value $.01 per share.
     In most respects, the rights of holders of Castle Brands Florida’s common stock will be similar to those of our company as a Delaware corporation. The following summarizes certain aspects of the rights of holders of our common stock and Castle Brands Florida common stock, but is not a complete statement of the rights of shareholders under applicable Florida law and the Florida Charter Documents as compared to the DGCL and the Delaware Charter Documents. This summary is qualified in its entirety by reference to the DGCL and the FBCA.

Florida	Delaware

Standard of Conduct for Directors

Under the FBCA, directors have a fiduciary relationship to their corporation and its shareholders and, as such, are required to discharge their duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner they reasonably believe to be in the best interests of the corporation. In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.
Under the DGCL, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to fiduciary duties of care, loyalty and good faith. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors managing the corporate affairs to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances and act on an informed basis after due consideration of the relevant information that is reasonably available. In general, gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations. Breaching the duty of good faith requires more, for example, intentional dereliction of duty or a conscious disregard of one’s responsibilities. When directors act consistently with their duties of care, loyalty and good faith, their decisions generally are presumed to be valid under the business judgment rule.

Dividends and Other Distributions

Under the FBCA, a company may make a distribution, unless after giving effect to the distribution:
•	the company would not be able to pay its debts as they come due in the usual course of business; or
•	the company’s assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Under the FBCA, a corporation’s redemption of its own common stock is deemed a distribution.
The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Also, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Florida	Delaware

Limitation of Liability

The FBCA generally provides that a director of a corporation is not personally liable for monetary damages to the corporation or other person unless the director breached or failed to perform his duties as a director, and such breach or failure:
•	constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
•	constitutes a transaction from which the director derived an improper personal benefit;
•	results in an unlawful distribution;
•	in the case of a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct; or
•	in the case of a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.
The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not limit the liability of a director for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	liability under the DGCL for unlawful payment of dividends or stock purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.
Our certificate of incorporation contains a provision limiting the liability of its directors in this manner. It limits the liability of our directors to the fullest extent permitted by the DGCL. Our directors are not personally liable to the us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Florida	Delaware

Indemnification

The FBCA requires a corporation to indemnify any director, officer, employee or agent of the corporation if such person has been successful on the merits or otherwise in defense of any proceeding, or any claim, issue or matter therein, for expenses actually and reasonably incurred by such person in connection with the proceeding or the person’s defense of the claim, issue or matter.
Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.
The indemnification and advancement of expenses provided under the FBCA are not exclusive, and a corporation may enter into an agreement to provide for indemnification; however, no indemnification or advancement of expenses may be made to any person if a judgment or other final adjudication establishes that the person’s actions, or omissions to act, were material to the cause of adjudicated action and constitute:
•	a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	a transaction from which the person derived an improper personal benefit;
•	in the case of a director, an unlawful distribution to shareholders; or
•	willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation or a shareholder.
Under the FBCA, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:
•	the indemnitee is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;
•	the indemnitee is entitled to further indemnification or advancement of expenses, or both, by virtue of the corporation’s exercise of its power to make further indemnification; or
•	the indemnitee is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the required standard of conduct.
To the extent our bylaws provide indemnification to directors or officers for liabilities arising under the Securities Act, it is the position of the SEC that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.
We expect to enter into indemnification agreements with certain executive officers and directors providing indemnification rights and mandating advancement of expenses to the maximum extent permitted by Florida law.
Our bylaws, as discussed below, reflect the broad scope of indemnification under the DGCL.
Our bylaws provide for indemnification to the fullest extent permitted under the DGCL to any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person (a) is or was a director or officer of our company or any predecessor company or (b) served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, employee or agent at our request.
Our bylaws provide that we may grant rights to indemnification, and rights to be paid by us for expenses incurred in defending any proceeding in advance of its final disposition, to any of our present or former employees or agents to the fullest extent with respect to the indemnification and advancement of expenses of our directors and officers.
The right to indemnification includes the right to receive payment of expenses to directors or officers in advance of the final disposition of such proceeding, consistent with applicable law from time to time in effect; provided, however, that if the DGCL requires payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay us if it is ultimately determined that he or she was not entitled to indemnification.
To the extent our bylaws provide indemnification to directors or officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), it is the position of the SEC that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.
We have entered into indemnification agreements with our executive officers and directors providing indemnification rights and mandating advancement of expenses to the maximum extent permitted by Delaware law.

Florida	Delaware

Amendment to Charter

The FBCA generally requires approval by a majority of directors and by holders of a majority of the shares entitled to vote on any amendment to a corporation’s articles of incorporation. Also, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any class or series of shares with respect to which the amendment would create dissenters’ rights. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.
The DGCL provides that a corporation’s certificate of incorporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the affirmative vote of a majority of the outstanding shares entitled to vote. It also provides that a certificate of incorporation may provide for a greater vote than would otherwise be required by the DGCL.

Interested Director Transactions

The FBCA provides that a contract or other transaction between a Florida corporation and any of its directors or any entity in which one of its directors or officers is a director or officer or holds a financial interest will not be void or voidable because of such relationship or interest or because that director was present at the meeting of directors which authorized that transaction if:
•	the fact of the relationship or interest is disclosed or known to the board and the transaction is authorized by a sufficient number of votes when the vote of the interested director is excluded;
•	the fact of the relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize the contract or transaction; or
•	the contract or transaction is fair and reasonable to the corporation.
Under the DGCL, specified contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable solely because of such interest if such contract or transaction:
•	is authorized in good faith by the corporation’s stockholders or a majority of disinterested members of the board (even though less than a quorum) and the material facts of the contract or transaction are disclosed or known; or
•	was fair to the corporation at the time it was approved.

Florida	Delaware

Business Combination Statutes

Florida does not have a business combination statute like Delaware, but instead has an affiliated transactions statute, described below.
Section 203 of the DGCL limits specified business combinations of Delaware corporations with interested stockholders. Under the DGCL, an “interested stockholder,” defined as a stockholder whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities or an affiliate who owned at least 15% of outstanding voting shares in the last three years, cannot enter specified business combinations with the corporation for a period of three years following the time that such person became an interested stockholder unless:
•	before such time, the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•	upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by specified employee stock ownership plans and persons who are both directors and officers of the corporation; or
•	at or subsequent to such time, the business combination is both approved by the board of directors and authorized at an annual or special meeting of stockholders, not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock not owned by the interested stockholder.
A corporation may elect in its certificate of incorporation not to be governed by Section 203 of the DGCL.

Florida Affiliated Transactions Statute

This Florida statute defines an “affiliated transaction” as a merger by a Florida corporation with an “interested shareholder,” a sale, lease or other disposition to the interested shareholder of assets of the corporation above a certain threshold, including 5% or more of the fair market value of all of the assets of the corporation, or the issuance or transfer by the corporation of shares of its capital stock having a fair market value equal to 5% of the fair market value of all of the outstanding shares of the corporation to the interested shareholder, adoption of any plan for liquidation or dissolution involving the interested shareholder, any reclassification of securities, or any receipt by the interested shareholder of any loans, guarantees or other financial assistance. An interested shareholder is any person who is a beneficial owner of more than 10% of the outstanding voting shares of the corporation. Beneficial ownership is defined similarly to that defined by the SEC. Generally, the Florida statute requires approval of an affiliated transaction by two-thirds of the voting shares of the corporation other than the shares beneficially owned by the interested shareholder. The statute further provides that a majority of the disinterested directors may approve an affiliated transaction. Also, the statute regulates the amount of cash and other assets to be received by the corporation’s holders of voting securities. Finally, among other limitations, for a specified three-year period during which the interested shareholder has been an interested shareholder, he shall not have received any loans, guarantees or other financial assistance from the corporation.
Delaware does not have an affiliated transactions statute but has a business combination statute, described above.

Florida	Delaware

Dissenter’s Rights

Under the FBCA, shareholders may dissent from, and demand cash payment of, the fair value of their shares in the event of a number of corporate actions including but not limited to:
•	a merger or consolidation of the corporation, or
•	a sale or exchange of all or substantially all of a corporation’s assets, including a sale in dissolution.
Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:
•	listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or
•	not so listed or designated, but has at least 2,000 shareholders (including beneficial owners who hold their shares in “street name” through brokers) and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.
As a Florida corporation, appraisal rights will be unavailable to our shareholders since our common stock is listed on the NYSE Amex.
Under the DGCL, appraisal rights may be available in connection with a statutory merger or consolidation in specified situations.
Appraisal rights are not available under the DGCL for the holders of shares of any class or series of stock which is listed:
•	on a national securities exchange or
•	held of record by more than 2,000 holders.
As a Delaware corporation, our stockholders will not have appraisal rights for the reincorporation since our common stock is listed on a national securities exchange.

Florida	Delaware

Sequestration of Shares

The FBCA has no comparable provision.
The DGCL provides that the shares of any person in a Delaware corporation may be attached or “sequestered” for debts or other demands.

Financial Statements and Reports to Shareholders

In addition to keeping complete books and records, under the FBCA, and unless modified by resolution of the shareholders within 120 days of the close of each fiscal year, a corporation must furnish its shareholders annual financial statements which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis. If the annual financial statements are reported upon by a public accountant, his or her report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records. A corporation shall mail the annual financial statements to each shareholder within 120 days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the corporation to prepare its financial statements if, for reasons beyond the corporation’s control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a shareholder who was not mailed the statements, the corporation shall mail him or her the latest annual financial statements.
If a corporation indemnifies or advances expenses to any director, officer, employee, or agent otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation. If a corporation issues or authorizes the issuance of shares for promises to render services in the future, the corporation shall report in writing to the shareholders the number of shares authorized or issued, and the consideration received by the corporation, with or before the notice of the next shareholders’ meeting.
The DGCL only requires that a corporation allow any stockholder to have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from (i) the corporation’s stock ledger, a list of its stockholders and its other books and records; and (ii) a subsidiary’s books and records, to the extent that the corporation has actual possession and control of such records of such subsidiary or the corporation could obtain such records through the exercise of control over such subsidiary.

Florida	Delaware

Certification of Shares

Under the FBCA, shares may, but need not, be represented by certificates. Unless the articles of incorporation or bylaws provide otherwise, the board of directors of a corporation may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.
Our bylaws as a Florida corporation permit certificated and uncertificated shares.
Under the DGCL the shares of a corporation shall be represented by certificates, provided that the board of directors of a corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation).

     Besides the changes described above, certain technical changes have been made in our charter and bylaws to reflect differences between the FBCA and the DGCL. Such technical changes include designation of a registered office and registered agent in the State of Florida for jurisdiction in certain claims against us. The above description is not a complete statement of the rights of our shareholders and you should refer to the full text of, and decisions interpreting, Delaware law and Florida law for a complete understanding of your rights. Many provisions of the FBCA and the DGCL may be subject to differing interpretations, and the discussion herein may be incomplete in certain respects. As a result, the discussion contained herein is not a substitute for direct reference to the FBCA and the DGCL.
Federal Income Tax Consequences of the Merger
     The following is a summary of certain material Federal income tax consequences of the merger to U.S. holders (as defined below) who receive Castle Brands Florida common stock in exchange for their common stock. This discussion is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations, Internal Revenue Service, which we refer to as the IRS, rulings and pronouncements, and judicial decisions, all as of the date of this proxy statement, and all of which are subject to change (possibly, with retroactive effect) or deferring interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described below, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any matters discussed in this section. This discussion does not deal with all aspects of federal income taxation that may be relevant to a particular stockholder in light of the stockholder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code), and assumes that all shares of our stock are and will be held as “capital assets,” as defined in the Code. This discussion does not discuss any aspect of state, local or foreign law or U.S. federal tax laws other than U.S. federal income tax. This discussion also does not discuss consequences that may apply to special classes of taxpayers, some of which (e.g., foreign individuals and entities, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, pension and other employee benefit plans, tax-exempt organizations and entities or insurance companies) may be subject to special rules. This summary is for general information only and is not intended as tax advice. Each stockholder should consult its own tax advisor regarding the federal, state, local and foreign tax consequences and reporting requirements resulting from the merger. It is the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

     As used in this section, U.S. holder means a beneficial holder of our common stock that for U.S. federal income tax purposes is:
•	a citizen or resident (as defined in Section 7701(b) of the Code) of the United States (unless, under certain circumstances, such person is not treated as a resident of the U.S. under an applicable income tax treaty),

•	an entity taxed as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S. or any political subdivision thereof,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source and

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and has made a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.
     We anticipate that:
•	the merger will constitute a tax-free reorganization under section 368(a) of the Code;

•	no gain or loss will be recognized by U.S. holders of our common stock upon receipt of Castle Brands Florida common stock in the merger;

•	the aggregate tax basis of Castle Brands Florida common stock received by each U.S. holder will be the same as the aggregate tax basis of our common stock held by such U.S. holder immediately prior to the merger; and

•	the holding period of Castle Brands Florida common stock received by each U.S. holder will include the period during which such U.S. holder held our common stock surrendered in exchange therefor, provided that such common stock was held by such U.S. holder as a capital asset at the time of the merger.
     Although we anticipate that the Federal income tax consequences of the merger will be as described above, such opinion is not binding upon the IRS nor does it preclude the IRS from taking a contrary position. We cannot assure you that the Federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be decided favorably to the shareholders of the parties to the merger.
     A successful IRS challenge to the tax-free status of the merger would result in a U.S. holder recognizing gain or loss with respect to each share of our common stock surrendered equal to the difference between that U.S. holder’s basis in such share and the fair market value, as of the time of the merger, of Castle Brands Florida common stock received in exchange therefor. In such event, a U.S. holder’s aggregate basis in the shares of Castle Brands Florida common stock received in the exchange would equal such fair market value, and such U.S. holder’s holding period for such shares would not include the period during which such U.S. holder held our common stock.
     No information is provided herein regarding the tax consequences, if any, under applicable state, local or foreign tax laws. Also, the Federal income tax discussion set forth above is for general information only and does not constitute tax advice. Because the stockholders’ tax circumstances may differ, stockholders are urged to consult their own tax advisors regarding these and other tax consequences of the reincorporation.
     ANY TAX ADVICE OR INFORMATION IN THIS WRITTEN OR ELECTRONIC COMMUNICATION (INCLUDING ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY A CLIENT, TAXPAYER OR ANY OTHER PERSON OR ENTITY FOR THE PURPOSE OF (i) AVOIDING PENALTIES THAT MAY BE IMPOSED ON ANY TAXPAYER BY ANY GOVERNMENTAL TAXING AUTHORITY OR AGENCY OR (ii) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

Exchange of Certificates
     When the merger becomes effective, each outstanding share of our common stock will be converted into one fully paid and non-assessable share of Castle Brands Florida common stock. Stockholders are requested, but are not required, to exchange their current share certificates for shares of Castle Brands Florida. Stockholders who desire to exchange their shares may do so following completion of the merger by surrendering them to our transfer agent, Continental Stock Transfer & Trust Company with its principal offices in New York City, who will issue new certificates for shares of Castle Brands Florida common stock upon receipt of old share certificates. Delivery of stock certificates issued by us prior to the effectiveness of the merger will constitute “good delivery” of shares in transaction subsequent to the merger. Certificates of Castle Brands Florida will be issued with respect to transfers completed after the effectiveness of the merger.
Other Regulatory Requirements
     Except as set forth above, no Federal or state regulatory requirements must be complied with nor must approvals be obtained in connection with the merger, except under Federal securities laws applicable to proxy solicitations.
Rule 144
     The SEC has previously taken the position in No-Action Letters that, for purposes of Rule 144 under the Securities Act, persons who receive securities in a reincorporation may take into account the periods during which they held the securities from which the newly-received securities were exchanged in order to calculate their holding periods under Rule 144(d). We anticipate that, for purposes of Rule 144, the holding period for Castle Brands Florida common stock received in exchange for our common stock will include the period during which our common stock was held, however, we do not intend to ask the SEC for a No-Action Letter regarding this matter.
Required Approvals
     The affirmative vote of holders of a majority of the outstanding shares of our common stock is required for approval of the merger.
     Our board recommends that you vote FOR Proposal II to reincorporate in Florida.
PROPOSAL III
RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2010
     We ask that you ratify the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010.
     Our audit committee appointed Eisner LLP as our independent registered public accounting firm for fiscal 2010. Representatives of Eisner LLP are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.
     If the appointment is not ratified, the adverse vote will be considered as an indication to our audit committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the selection is ratified, our audit committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it believes that such a change would be in our best interest.

Required Approvals
     Approval of the ratification of the appointment of Eisner LLP as our independent registered public accounting firm for fiscal 2010 requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the annual meeting.
     Our board recommends that you vote FOR Proposal III to ratify the appointment of Eisner LLP as our independent public accounting firm for fiscal 2010.
CORPORATE GOVERNANCE MATTERS
Independence of Directors
     We follow the NYSE Amex rules in determining if a director is independent. Our board of directors also consults with our counsel to ensure that the board’s determination is consistent with those rules and all other relevant laws and regulations regarding director independence. Consistent with these considerations, our board of directors has determined that Messrs. Beaudette, Beinstein, Eisen, Halpryn, Rubin and Scholl are independent directors. The other remaining directors may not be deemed independent under the NYSE Amex rules because they currently have relationships with us that may result in them being deemed not “independent.” All members of our audit, compensation and nominating and corporate governance committees are independent.
Board Committee Membership and Information
     The following table shows the current members of each board committee, the directors our board has determined to be independent and the number of meetings held by each committee in fiscal 2009.

Nominating and
Corporate
Director	Independent	Audit	Compensation	Governance
Mark Andrews
John F. Beaudette	X			X
Henry C. Beinstein	X	X		X
Harvey P. Eisen	X		X	X
Phillip Frost, M.D.
Glenn L. Halpryn	X	X	X
Richard J. Lampen
Micaela Pallini
Steven D. Rubin	X	X	X	X
Dennis Scholl	X
Number of meetings held in fiscal 2009	—	5	3	4
     Also, our board determined that the following former directors were independent during fiscal 2009 under the NYSE Amex rules: Messrs. Robert J. Flanagan, Gill Jefferson, Colm Leen, Richard C. Morrison, Fredrick M.R. Smith and Kevin P. Tighe.
     Our board of directors met 16 times during fiscal 2009. During fiscal 2009, each of our current directors attended at least 75% of the aggregate number of meetings of the board and of each committee of which he or she was a member. We expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Although we do not have any formal policy regarding director attendance at annual stockholder meetings, we attempt to schedule our annual meetings so that all of our directors can attend. Six directors attended our last annual meeting.

Nominating Committee Information
Nominating and Corporate Governance Committee
     Our nominating and corporate governance committee identifies, researches and recommends to the board of directors qualified candidates to serve as directors on our board of directors.
     Our nominating and corporate governance committee is responsible for, among other things:
•	recommending to our board of directors the slate of nominees of directors to be proposed for election by the stockholders and individuals to be considered by our board of directors to fill vacancies;

•	establishing criteria for selecting new directors; and

•	reviewing and assessing annually the performance of the nominating and corporate governance committee and the adequacy of the nominating and corporate governance committee charter.
     Our nominating and corporate governance committee will consider candidates suggested by our stockholders pursuant to written applications submitted to the nominating and corporate governance committee, in care of our Corporate Secretary at the address set forth below for the submission of stockholder proposals.
     Besides considering candidates suggested by stockholders, our nominating and corporate governance committee also accepts recommendations from our directors, members of management and others familiar with, and experienced in, the beverage alcohol industry. Our nominating and corporate governance committee establishes criteria for the selection of nominees and reviews the appropriate skills and characteristics required of board members. In evaluating candidates, the committee considers issues of independence, diversity and expertise in numerous areas, including experience in the premium branded spirits industry, finance, marketing, international experience and culture. Our nominating and corporate governance committee selects individuals of the highest personal and professional integrity who have demonstrated exceptional ability and judgment in their field and who would work effectively with the other directors and nominees to the board of directors. Our nominating and corporate governance committee also monitors and reviews the committee structure of our board of directors, and each year it recommends to our board of directors for its approval directors to serve as members of each committee. The nominating and corporate governance committee conducts an annual review of the adequacy of the nominating and corporate governance charter (described above) and recommends proposed changes.
     The persons to be elected at our annual meeting are the current directors standing for re-election.
Compensation Committee
     Messrs. Eisen, Halpryn and Rubin currently comprise our compensation committee. None of these individuals has ever served as an officer of ours or of any of our subsidiaries. The compensation committee does not have a charter.
Audit Committee Information and Report
     Our audit committee assists the board in monitoring:
•	the integrity of our financial statements;

•	our independent auditor’s qualifications and independence;

•	the performance of our independent auditor; and

•	our compliance with legal and regulatory requirements.
     The audit committee also reviews and approves all related-party transactions. Our audit committee charter is posted on our investor relations website at http://investor.castlebrandsinc.com.

     As required by applicable SEC and NYSE Amex rules, our board has determined that each audit committee member is financially literate and that Mr. Beinstein, who chairs the committee, is an audit committee financial expert as defined by SEC rules.
     Fees to Independent Registered Public Accounting Firm for 2008 and 2007
     Eisner LLP billed us the following amounts for professional services rendered for fiscal 2009 and 2008:

	2009	2008
Audit fees	$311,500	$318,000
Audit-Related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$311,500	$318,000
     Audit Fees
     This category includes the audit of our annual financial statements, reviews of financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. This category also includes fees for advice on accounting matters that arose during, or as a result of, the annual audit or the reviews of interim financial statements.
     Audit-Related Fees
     This category would consist of assurance and related services provided by Eisner that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include accounting, consulting and due diligence services rendered in connection with acquisitions of our franchised operations.
     Tax Fees
     This category would consist of professional services rendered by Eisner, primarily in connection with strategic planning with respect to possible acquisitions.
     All Other Fees
     This category would consist of fees for subscriptions and other miscellaneous items.
     Audit Committee Pre-Approval Policy
     In accordance with its charter, our audit committee reviews and approves in advance on a case-by-case basis each engagement (including the fees and terms thereof) by us of accounting firms that will perform permissible non-audit services or audit, review or attest services for us. Our audit committee is authorized to establish detailed pre-approval policies and procedures for pre-approval of such engagements without a meeting of the audit committee, but our audit committee has not established any such pre-approval procedures at this time.
     Our audit committee pre-approved all fees of our principal accounting firm for fiscal 2009.

     Audit Committee Report
     Under its written charter, our audit committee’s responsibilities include, among other things:
•	appointing, replacing, overseeing and compensating the work of our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our quarterly financial statements and discussing with management our earnings releases;

•	pre-approving all auditing services and permissible non-audit services provided by our independent registered public accounting firm;

•	engaging in a dialogue with our independent registered public accounting firm regarding relationships that may adversely affect the independence of the independent registered public accounting firm and, based on such review, assessing the independence of our independent registered public accounting firm;

•	providing the audit committee report to be filed with the SEC in our annual proxy statement;

•	reviewing with our independent registered public accounting firm the adequacy and effectiveness of the internal controls over our financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by our employees of anonymous concerns regarding questionable accounting or auditing matters;

•	reviewing and pre-approving related-party transactions;

•	reviewing and discussing with management and our independent registered public accounting firm management’s annual assessment of the effectiveness of the internal controls and our independent registered public accounting firm’s attestation;

•	appointing or replacing the independent auditor;

•	reviewing and discussing with management and our independent registered public accounting firm the adequacy and effectiveness of our internal controls including any significant deficiencies in the design or operation of our internal controls or material weaknesses and any fraud, whether or not material, that involves our management or other employees who have a significant role in our internal controls and the adequacy and effectiveness of our disclosure controls and procedures; and

•	reviewing and assessing annually the adequacy of the audit committee charter.
     Our audit committee has met and held discussions with management and Eisner LLP, our independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board, which requires the independent registered public accounting firm to provide the audit committee with information regarding the scope and results of its audit of the company’s financial statements, including information with respect to the firm’s responsibilities under auditing standards generally accepted in the United States, significant accounting policies, management judgments and estimates, any significant audit adjustments, any disagreements with management and any difficulties encountered in performing the audit.
     Eisner LLP also provided the audit committee with the written disclosures and letter regarding independence required by the Public Company Accounting Oversight Board regarding the independent auditors’ communication with the audit committee regarding independence. The committee discussed with Eisner LLP and management the auditors’ independence, including with regard to fees for services rendered during the fiscal year and for all other professional services rendered by Eisner LLP.

     Based upon the committee’s discussion with management and the independent auditors and the committee’s review of our audited financial statements, the representations of management and the report of the independent auditors to the audit committee, the committee recommended that the board of directors include the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended March 31, 2009.
     The Members of the Audit Committee
                    Henry C. Beinstein
                    Glenn L. Halpryn
                    Steven D. Rubin
EXECUTIVE COMPENSATION
Compensation Overview
     We are a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. This Compensation Overview section discusses the compensation programs and policies for our executive officers and the compensation committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including our “named executive officers.”
     Our compensation committee has the sole authority and responsibility to review and determine, or recommend to our board of directors for determination, the compensation package of our chief executive officer and each of our other named executive officers, each of whom is identified in the “Summary Compensation Table” below. Our compensation committee also considers the design and effectiveness of the compensation program for our other executive officers and approves the final compensation package, employment agreements and stock option grants for all of our executive officers. Our compensation committee is composed entirely of independent directors who have never served as officers of our company. Our compensation committee is authorized to engage compensation consultants, but did not do so in fiscal 2009.
     Set forth below is a discussion of the policies and decisions that shape our executive compensation program, including the specific objectives and elements. Information regarding Director Compensation is included under the heading “Director Compensation” contained in this proxy statement.
     General Executive Compensation Objectives and Philosophy
     The objective of our executive compensation program is to attract, retain and motivate talented executives who are critical for our continued growth and success and to align the interests of these executives with those of our stockholders. To achieve this objective, besides annual base salaries, our executive compensation program utilizes a combination of annual incentives through cash bonuses and long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a number of criteria, including the executive’s scope of responsibilities, prior and current period performance, compensation levels for similar positions at companies in our industry and attainment of individual and overall company performance objectives and retention concerns. Our interim president and chief executive officer and our compensation committee believe that substantial portions of executive compensation should be linked to the overall performance of our company, and that the contribution of individuals over the course of the relevant period to the goal of building a profitable business and stockholder value will be considered in the determination of each executive’s compensation. We do not target a specific competitive position, but rather consider the compensation that is earned by executives and professionals in similar positions, our business performance and the challenges we are currently facing as we establish the various elements of our compensation program each year.

     Generally, our compensation committee reviews and, as appropriate, modifies compensation arrangements for executive officers in the first quarter of each fiscal year, subject to the terms of existing employment agreements with our named executive officers, as discussed below. For the fiscal year ended March 31, 2009, except for our interim president and chief executive officer’s compensation, our compensation committee also considered our interim president and chief executive officer’s executive compensation recommendations, which recommendations were presented at the time of our compensation committee’s annual review of executive performance and compensation arrangements. In making such determinations, the compensation committee considered the overall performance of each executive and their contribution to the growth of our company and its products as well as overall company performance through personal and corporate achievements. As we are not yet cash-flow positive, the compensation committee considered each executive officer’s contributions to brand growth, cost management and long-term value creation for our stockholders for the fiscal year ended March 31, 2009, as well as the retention of our executive officers.
Summary Compensation Table
     The following table shows the compensation paid to our officers listed below (“Named Executive Officers”) for our 2009 and 2008 fiscal years.

Name and Principal							All Other
Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards (1)	Compensation		Total
Richard J. Lampen (2)	2009	$—	$—		$—	$5,667	$—		$5,667
Interim president	2008	—	—		—	—	—		—
and chief executive officer
John Glover	2009	255,537	35,000		6,696	51,052	192	(3)	348,811
Chief operating	2008	40,865	12,500	(4)	—	—	—		53,365
officer
T. Kelley Spillane	2009	252,871	61,296		6,696	34,493	2,922	(5)	357,944
Senior vice	2008	225,485	98,073	(4)	—	39,604	1,415	(5)	364,577
president — U.S. Sales
Donald L. Marsh Jr.	2009	202,708	—		—	180,672	476,000	(6)	859,380
Former president	2008	121,231	292,000	(7)	—	20,808	184,500	(8)	618,539
and chief operating officer
John Soden	2009(9)	192,571	64,191		—	265,718	280,078	(10)(11)	802,558
Former senior	2008(9)	255,443	70,858	(4)	—	132,252	28,108	(11)	480,660
vice president, managing director - international

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2009 and 2008 fiscal years for the fair value of stock-based compensation granted in fiscal 2009 and prior fiscal years in accordance with SFAS 123R. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 14 to our consolidated financial statements for the year ended March 31, 2009 included in our annual report on Form 10-K regarding the assumptions underlying the valuation of these grants.

(2)	Mr. Lampen was appointed interim president and chief executive officer in October 2008.

(3)	Represents interest on the promissory note issued in lieu of a cash bonus payment as described in note 4 to this table.

(4)	Paid by issuing a promissory note, which bore interest at an annual rate of 4.5%, and accrued from June 19, 2008 through the October 2008 payment date following the closing of the sale of the series A convertible preferred stock. Interest payments on these notes are reflected in “All other compensation.”

(5)	Represents life insurance premiums paid by us for the benefit of Mr. Spillane and interest on the promissory note issued in lieu of a cash bonus payment as described in note 4 to this table.

(6)	Represents payments accrued with respect to Mr. Marsh in connection with the termination of his employment in October 2008.

(7)	Includes $100,000 signing bonus and a contractually guaranteed $192,000 bonus for fiscal 2008.

(8)	Prior to joining our company as our president and chief operating officer, Mr. Marsh was paid $184,500 as a consultant during our 2008 fiscal year.

(9)	Payments to Mr. Soden were made in Euros and converted to U.S. dollars at a conversion rate of €1.00=$1.42447 for our 2009 fiscal year and €1.00=$1.41316 for our 2008 fiscal year (the average Euro to U.S. dollar conversion rates for these periods as listed on Oanda.com).

(10)	Includes €180,250 of severance accrued with respect to Mr. Soden under the terms of his contract upon his termination on December 31, 2008, converted to U.S. dollars as per note 9 of this table and interest on the promissory note issued in lieu of a cash bonus payment as described in note 4 to this table.

(11)	Mr. Soden received a car allowance of €15,600, converted to U.S. dollars as per note 9 of this table.
Narrative Disclosure to Summary Compensation Table
     Management Changes
     The employment of Donald Marsh, our former president and chief executive officer, terminated in October 2008. In May 2009, we entered into an agreement with Mr. Marsh under which we agreed to pay him an aggregate of $476,000. In December 2008, we entered into an agreement with John Soden, who had acted as our senior vice president, managing director-international, under which his employment was terminated without “cause” effective December 31, 2008. Under the agreement, we agreed to pay Mr. Soden an aggregate of €180,250 of severance and Mr. Soden agreed that he would not receive the €72,100 retention payment that he was to have received under a retention agreement as discussed below. Accordingly, the following discussion does not include the terms of Messrs. Marsh’s or Soden’s employment agreements or potential termination or change of control payments to them.
     Material Terms of Named Executive Officers’ Employment Agreements
     The material terms of Messrs. Glover’s and Spillane’s employment agreements are described in the table below. Mr. Lampen, our interim president and chief executive officer, does not receive a salary or benefits from us in connection with his service. Instead, we are party to a management services agreement with Vector Group Ltd., a more than 5% stockholder, under which Vector Group agreed to make available to us Mr. Lampen’s services. For a discussion of this agreement, see “Certain Relationships and Related Transactions — Related party transactions — Agreement with Vector Group Ltd.”
Certain Material Terms of Employment Agreements with Named Executive Officers

Performance
Bonus (as
Percentage of
		Initial Annual	Annual Base	Number of
		Base Salary	Salary Unless	Options Granted		Duration of
Named Executive	Date of	under the	Otherwise	upon Execution		Severance
Officers	Agreement	Agreement(1)	Indicated)	of Agreement		Payments(2)
Richard J. Lampen	—	—	—	—		—
John Glover	1/24/2008	$250,000	Up to 60%	60,000	(3)	12 months
T. Kelley Spillane	5/2/2005	175,000	(4)			12 months

(1)	Increases are at the compensation committee’s sole discretion. As of July 24, 2009, the annual base salary for Messrs. Glover and Spillane is $265,000 and $252,537, respectively.

(2)	Please see “- Potential Payments Upon Termination or Change in Control” below for a full description of these severance obligations.

(3)	Stock options granted in fiscal 2008 with an exercise price of $1.90 per share.

(4)	Mr. Spillane’s employment contract calls for him to receive performance bonuses at the discretion of our Compensation Committee, with no specific percentage stated.

     Annual Incentives to Named Executive Officers
     We paid Mr. Glover an aggregate cash bonus of $35,000 for fiscal 2009. Mr. Glover was the only named executive officer who received a cash bonus for fiscal 2009. Messrs. Spillane and Soden received retention payments under outstanding retention agreements in fiscal 2009 of $61,296 and €45,063 (equivalent to $64,191 based on the average Euro to U.S. dollar conversion rate for fiscal 2009 as listed on Oanda.com), respectively. In fiscal 2009, we redeemed promissory notes that we issued to Messrs. Glover, Spillane and Soden in lieu of fiscal 2008 cash bonus payments. Theses bonus and retention payments are included in the summary compensation table above under the heading “Bonus.” Interest under the notes issued in lieu of fiscal 2008 cash bonus payments is included in such table under the heading “All Other Compensation.”
Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
		Equity				Equity		Equity
		Incentive Plan				Incentive		Inventive
	Number of	Awards: Number				Plan Awards:		Plan Awards:
	Securities	of Securities				Number of		Market value
	Underlying	Underlying				shares or		of shares or
	Unexercised	Unexercised				units of		units of
	Options	Unearned		Option	Option	stock that		stock that
Name and Principal	(#)	Options (#)		Exercise	Expiration	have not		have not
Position	Exercisable	Unexercisable		Price ($)	Date	vested (#)		vested ($)
Richard J. Lampen	—	1,000,000	(1)	$0.35	11/3/2018	—		—
John Glover	60,000	—		$1.90	1/24/2018	214,286	(2)	$40,714
	15,400	—		$0.21	6/9/2018	—		—
T. Kelley Spillane	60,000	—		$6.00	1/9/2014	214,286	(2)	$40,714
	5,000	—		$8.00	1/27/2015	—		—
	7,500	—		$7.23	6/12/2016	—		—
	33,900	—		$0.21	6/9/2018	—		—
Donald L. Marsh Jr. (3)	250,000	—		$3.09	11/12/2017	—		—
	14,800	—		$0.21	6/9/2018	—		—
John Soden (4)	80,000	—		$9.00	3/29/2016	—		—
	26,600	—		$0.21	6/09/2018	—		—

(1)	This option vests in four equal annual installments with the first installment vesting on January 21, 2010.

(2)	This restricted stock grant vests in two equal annual installments beginning on February 11, 2010.

(3)	Mr. Marsh’s employment terminated in September 2008 and his options were cancelled in May 2009.

(4)	Mr. Soden’s employment terminated in December 2008 and his options will expire on December 31, 2010 due to his termination.
     Timing of Equity Grants
     For all of our employees, including our named executive officers, grants of equity-based compensation are effective on the date that our compensation committee approves them. All stock option grants to employees, including named executive officers, are made with an exercise price at least equal to the fair market value of the underlying stock on the grant date. Our compensation committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information based on equity award grant dates.
     Severance and Change in Control Benefits
     We provide certain severance and change in control benefits to our named executive officers. You can find detailed information about these benefits below.

     Perquisites and Other Benefits
     We generally provide the same health and welfare benefits to all of our full-time employees, including our named executive officers, including health and dental coverage, disability insurance, and paid holidays and other paid time off.
     We maintain a 401(k) retirement savings plan for the benefit of all of our full-time employees, including our named executive officers.
     Indemnification
     Our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We also have entered into indemnity agreements with each of our directors and named executive officers.
     Material Tax Implications of Our Compensation Policy
     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers unless, in general, the compensation is paid under a plan which is performance-related, non-discretionary and has been approved by our stockholders. Our compensation committee’s policy with respect to section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate compensation for their performance. We did not pay any compensation during fiscal 2009 that would be subject to the limitations set forth in section 162(m).
Potential Payments Upon Termination or Change in Control
     The following describes the potential payments upon termination or a change in control for our named executive officers.
     Retention Arrangements
     In January 2008, our compensation committee agreed to pay specified retention payments to various named executive officers on April 30, 2008 (later amended to May 1, 2008) and September 30, 2008. The retention payments were based on the continued employment of such executive officers. Under these agreements, Mr. Soden received an aggregate retention payment of €45,064 ($64,191 based on applicable conversion rates on the dates paid) and Mr. Spillane received an aggregate retention payment of $61,296.
     On July 15, 2008, we entered into written retention agreements with various named executive officers to incentivize such executive officers to remain in our employment up to and following a “control event” as defined in the retention agreements. The retention agreements provide that if, on the 60th calendar day following the first “control event” following July 15, 2008, we continue to employ the executive officer in any capacity, then we will pay to the executive officer certain amounts. The October 20, 2008 closing of the series A convertible preferred stock transaction constituted a “control event” under the retention agreements as it was a financing with gross proceeds to us of at least $10,000,000. In December 2008, we entered into agreements with certain executive officers to provide for payment of these retention amounts in the form of restricted common stock instead of cash. Under their respective agreements, Messrs. Glover and Spillane each received 214,286 shares of restricted common stock. Mr. Soden would have been paid €72,100 ($100,000 based on applicable conversion rates) under his retention agreement, if he continued to be employed by us on the 60th calendar day following October 20, 2008. In December 2008, we entered into an agreement with Mr. Soden under which his employment was terminated without “cause” effective December 31, 2008 and he agreed that he would not receive the foregoing retention payment.

     Termination Without Cause
     Under employment agreements with our named executive officers, if we terminate the executive’s employment without “cause,” we have agreed to pay the executive his annual base salary and a pro-rated bonus, and provide benefits to maintain medical insurance, for 12 months following termination.
     Also, if we terminate any of our named executive officers without “cause,” then such officer is entitled to accelerated vesting or other treatment of some or all of the stock options granted to such executive under the terms of such executive’s employment agreement.
     For Mr. Glover, the vesting of any options held accelerates with respect to the number of shares of our common stock that equals (x) the number of shares that would have vested during the 12 months following termination, multiplied by (y) a fraction, the numerator of which is the number of full calendar months that have elapsed since the last vesting date or the original issue date (if a vesting date has not occurred) and the denominator of which is the number of full calendar months from the last vesting date or the original issue date (if a vesting date has not occurred) to the vesting date during the 12 months following termination. For Mr. Spillane, any unvested options that would have become vested if his employment continued during the 12 month period following his termination will become vested at the end of such 12 month period and will be exercisable for a period of two years after termination.
     For Mr. Glover, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement, (v) conviction or entry of any plea of guilty or nolo contendre to any felony or other lesser crime that would require removal from his position with us (e.g. any alcohol or drug related misdemeanor) or (vi) material breach of any provision of his employment agreement for a period of 15 days after written demand by us.
     For Mr. Spillane, “cause” is defined as (i) personal dishonesty, (ii) willful misconduct, (iii) breach of fiduciary duty, (iv) failure to substantially perform assigned duties relating to his performance under his agreement (other than due to becoming disabled) as reasonably determined by our board or (v) any willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of his employment agreement as reasonably determined by our board.
     Non-Renewal of Employment Agreement
     If we do not renew Mr. Glover’s employment agreement, he is entitled to receive his annual base salary and medical benefits for six months and a pro-rata share of his annual incentive bonus.
     Termination Due to Disability
     The employment agreements of Messrs. Glover and Spillane each provide that, in each case, if we terminate such executive due to a “disability,” we must pay such executive his annual base salary for a period of one year following the date of termination, minus any other disability benefits provided by us to the executive during this period, plus a pro-rated bonus for the year in which the termination occurs. For each of our named executive officers, a “disability” is defined in his employment agreement as a failure, because of illness or incapacity, to perform the duties of his employment for six months.
     Termination by Employee with Good Reason
     Each named executive officer’s employment agreement provides that if he terminates his employment for “good reason,” we must pay the executive his annual base salary for a period of one year following the date of termination.
     For Mr. Glover, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature, title or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature, title or status of his job responsibilities, (iii) a relocation of his principal place of work to a location of more than 50 miles from our current office or (iv) our failure to perform any obligation under his employment agreement for a period of 15 days following written notice by him. For Mr. Spillane, “good reason” means a termination of his employment within 30 days after (i) a material diminution in nature or status of his responsibilities, (ii) dissolution or divestiture of all or a significant portion of our assets or another material change to us that would materially adversely diminish the nature or status of his job responsibilities or (iii) our material breach of any provision under his employment agreement which is not cured within 15 business days following written notice by him.

     Any severance payments described above under “Termination Without Cause,” “Non-Renewal of Employment Agreement,” “Termination of Employment Due to Disability” and “Termination by Employee with Good Reason” are in consideration of the non-compete provisions contained in each named executive officer’s employment agreement.
     Each of our named executive officers is prohibited from, during the term of his employment and for 12 months thereafter, (1) competing with us, (2) soliciting our employees and (3) soliciting our customers.
     Change in Control
     If there is a “change of control” during the term of a named executive officer’s employment agreement, then such named executive officer is entitled to immediate vesting and settlement of all stock options granted to the named executive officer under our 2003 Stock Incentive Plan, as amended.
     If any of our named executive officers is terminated following or in connection with a “change of control” of our company (as defined for each executive below), then the named executive officer will continue to be paid an amount equal to his base salary for a period of two years. Under Messrs. Glover’s and Spillane’s employment agreements, each is entitled to continue his benefits for 24 months following a termination of employment following, or in connection with, a “change of control.”
     For Messrs. Glover and Spillane, a “change of control” is defined as (i) any person becoming the beneficial owner of 35% or more of our outstanding voting stock, other than directly from us; (ii) a merger or consolidation of our company where 49% or more of the voting stock of the surviving company is held by persons other than our former stockholders; (iii) during any period of two consecutive years, individuals who at the beginning of such period were members of our board of directors cease to constitute at least a majority thereof (unless the appointment, election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); or (iv) a sale or disposal of substantially all of our assets to an outside entity or entities. Subclause (i) of the prior sentence will not apply to any acquisition of our securities by Dr. Phillip Frost, any member of his immediate family, any “person” or “group” (as used in Section 13(d)(3) of the Exchange Act) that is controlled by Dr. Frost or any member of his immediate family, any beneficiary of the estate of Dr. Frost, or any trust, partnership, corporate or other entity controlled by any of the foregoing.
     The closing of the October 2008 series A convertible preferred stock transaction did not constitute a “change of control” under any employment agreement with a named executive officer.
     The following table quantifies for each named executive officer the estimated potential severance payments and benefits that would be provided, if each termination circumstance set forth below occurred on March 31, 2009.

				Benefit of
				Acceleration for
			Estimated Value of	Vesting of Stock
Named Executive Officer	Severance Payment		Benefits(1)	Awards(2)
Richard J. Lampen
Termination without cause/for good reason	—		—	—
Non–renewal of employment agreement	—		—	—
Termination due to disability	—		—	—
Change in control			—	—

John Glover
Termination without cause/for good reason	$262,500	(3)	$27,179	$40,714
Non–renewal of employment agreement	$131,250	(3)	$13,590	N/A
Termination due to disability	$262,500	(3)	N/A	$40,714
Change in control	$525,000	(3)(4)	$54,358	$40,714

T. Kelley Spillane
Termination without cause/for good reason	$252,537	(3)	N/A	$40,714
Non–renewal of employment agreement	N/A		N/A	N/A
Termination due to disability	$252,537	(3)	N/A	$40,714
Change in control	$505,074	(3)(4)	N/A	$40,714

(1)	Estimated using the value of COBRA payments at the rates in effect on March 31, 2009.

(2)	The estimated amount of benefit was calculated by multiplying the number of options that would accelerate vesting upon the termination circumstance indicated by the difference between the closing price of our common stock on March 31, 2009, which was $0.20 and the exercise price of the stock option or the par value of the restricted stock, as applicable. This column shows no benefit for Mr. Lampen since the exercise price for his stock options was above the closing price of our common stock at March 31, 2009. This column shows a benefit for each of Messrs. Glover and Spillane due to the accelerated vesting of restricted stock awards granted to each such executive officer.

(3)	Severance payments would be paid out over the duration of the severance period.

(4)	Severance and benefits paid only if a change in control is followed by a termination of the named executive officer.

DIRECTOR COMPENSATION
     The following table summarizes compensation paid to directors during our 2009 fiscal year.
Fiscal 2009 Director Compensation

		Option
		Awards($)(1)
	Fees Earned or	(Includes Prior
Name	Paid in Cash ($)	Fiscal Years)		Total ($)
Mark Andrews (2)	—	—		—
John Beaudette (3)	$11,595	$3,473	(3)	$14,955
Henry C. Beinstein (4)	$3,430	$567	(4)	$3,997
Keith A. Bellinger (5) (18)	—	—		—
Harvey P. Eisen (6)	$2,940	$567	(6)	$3,507
Robert J. Flanagan (7) (18)	$7,389	$4,760	(7)	$12,149
Phillip Frost, M.D. (8)	$4,182	$680	(8)	$4,862
Glenn L. Halpryn (9)	$5,652	$680	(9)	$6,332
Gill Jefferson (10) (18)	$7,500	$2,800	(10)	$10,300
Richard J. Lampen (11)	$—	—	(11)	—
Colm Leen (12) (18)	$5,278	$4,200	(12)	$9,478
Richard C. Morrison (13) (18)	$10,500	$3,920	(13)	$14,420
Micaela Pallini (14)	$4,722	$680	(14)	$5,402
Steven D. Rubin (15)	$3,920	$567	(15)	$4,487
Frederick M. R. Smith (16) (18)	$10,500	$4,760	(16)	$15,260
Kevin P. Tighe (17) (18)	$5,278	$3,360	(17)	$8,638

(1)	Represents the dollar amount of expenses recognized for financial statement purposes with respect to the 2009 fiscal year for the fair value of stock options granted in fiscal 2009 and prior fiscal years in accordance with SFAS 123R. Under SEC rules, the amounts shown exclude the impact of estimated forfeitures relating to service-based vesting conditions. See note 14 to our consolidated financial statements for fiscal 2009, included in our annual report on Form 10-K regarding the assumptions underlying the valuation of these option grants.

(2)	Mr. Mark Andrews, our chairman, receives an annual salary of $100,000. We do not pay any additional compensation for his services as a director.

(3)	As of March 31, 2009, Mr. Beaudette held options to purchase 51,500 shares of our common stock.

(4)	As of March 31, 2009, Mr. Beinstein held options to purchase 100,000 shares of our common stock.

(5)	Mr. Bellinger, our former president and chief operating officer, did not receive any additional compensation for his services as a director.

(6)	As of March 31, 2009, Mr. Eisen held options to purchase 100,000 shares of our common stock.

(7)	As of March 31, 2009, Mr. Flanagan held options to purchase 41,625 shares of our common stock.

(8)	As of March 31, 2009, Dr. Frost held options to purchase 128,750 shares of our common stock.

(9)	As of March 31, 2009, Mr. Halpryn held options to purchase 120,000 shares of our common stock.

(10)	As of March 31, 2009, Mr. Jefferson held options to purchase 7,500 shares of our common stock.

(11)	Mr. Lampen, our interim president and chief executive officer, receives no additional compensation for his services as a director.

(12)	As of March 31, 2009, Mr. Leen held options to purchase 36,375 shares of our common stock.

(13)	As of March 31, 2009, Mr. Morrison held options to purchase 24,250 shares of our common stock.

(14)	As of March 31, 2009, Ms. Pallini held options to purchase 120,000 shares of our common stock.

(15)	As of March 31, 2009, Mr. Rubin held options to purchase 120,000 shares of our common stock.

(16)	As of March 31, 2009, Mr. Smith held options to purchase 39,625 shares of our common stock.

(17)	As of March 31, 2009, Mr. Tighe held options to purchase 20,750 shares of our common stock.

(18)	Each of Messrs. Bellinger, Flanagan, Leen and Tighe resigned as a member of our board of directors as of October 11, 2008. Each of Messrs. Jefferson, Morrison and Smith were not nominated for re-election.

     Our board of directors believes that compensation for our non-employee directors should be a combination of cash and equity-based compensation. Employee directors are not paid for their service on the board of directors in addition to their compensation as employees.
     In December 2008, effective with the 2008 annual meeting, our board of directors approved the payment of annual compensation of our non-employee directors comprised of cash and options granted under the 2003 Stock Incentive Plan, as amended, as set forth in the following table:

Type of Compensation	Amount
Annual director retainer (paid quarterly)	$10,000
Additional annual retainer for committee participants, except chairs (paid quarterly)	$2,500
Additional annual retainer for committee chairs (paid quarterly)	$5,000
Option to purchase shares of our common stock upon initial election	100,000 shares
Additional options to purchase shares of our common stock for board service (per director, per year)	20,000 shares
Reimbursement of expenses related to board attendance	Reasonable expenses reimbursed as incurred
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Related party policy
     Our Code of Conduct requires us to avoid related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by our board or audit committee. Related-party transactions are defined as transactions in which:
•	the aggregate amount involved is expected to exceed $120,000 in any calendar year;

•	we or any of our subsidiaries is a participant; and

•	any (a) executive officer, director or director nominee, (b) five percent or greater beneficial owner of our common stock, or (c) immediate family member, of the persons listed in clauses (a) and (b), has or will have a material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).
     A conflict of interest can arise when a person takes actions or has interests that may make it difficult for such person to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Our audit committee, under its charter, reviews and approves related-party transactions to the extent we enter into such transactions.
     The audit committee considers all relevant factors when determining whether to approve a related party transaction, including:
•	whether the transaction is on terms no less favorable to us than terms generally available to an unaffiliated third-party under the same or similar circumstances; and

•	the extent of the related party’s interest in the transaction.
     A director may not participate in the approval of any transaction in which he is a related party, but must provide the audit committee with all material information concerning the transaction. Also, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire annually that elicits information about related-party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
     Related party transactions
Series A Preferred Stock Purchase Agreement
     Phillip Frost, M.D., one of our directors, controls Frost Gamma Investments Trust, which purchased $4,965,000 of our series A convertible preferred stock in October 2008, and advanced $2,000,000 to us under a promissory note we issued to Frost Gamma Investments Trust, as described in “Loans from Certain Executive Officers, Directors and Stockholders” section below. Prior to the execution of the Series A Preferred Stock Purchase Agreement, affiliates of Dr. Frost beneficially owned in excess of 5% of our outstanding shares of common stock, and, effective upon the execution of such agreement, Dr. Frost was appointed as a member of our board of directors.
     Mr. Halpryn is a member of Halpryn Group IV, LLC, which purchased $1,000,000 of the series A convertible preferred stock under the Series A Preferred Stock Purchase Agreement, and, effective upon the execution of such agreement, Mr. Halpryn was appointed as a member of our board of directors.
     Mr. Lampen purchased $17,500 of the series A convertible preferred stock under the Series A Preferred Stock Purchase Agreement. Mr. Lampen is also the executive vice president of Vector Group Ltd., which purchased $4,000,000 of the series A convertible preferred stock under the Series A Preferred Stock Purchase Agreement, and the president and chief executive officer of Ladenburg Thalmann Financial Services Inc., the parent company of Ladenburg Thalmann & Co. Inc., which acted as financial adviser to the purchasers under the Series A Preferred Stock Purchase Agreement. Effective upon the execution of the Series A Preferred Stock Purchase Agreement, Mr. Lampen was appointed as a member of our board of directors and elected our interim president and chief executive officer. Mr. Beinstein, a director, is also a director of Vector Group Ltd.
     Ms. Pallini is a director and the head of production of I.L.A.R. S.p.A., which purchased $3,000,000 of the series A convertible preferred stock under the Series A Preferred Stock Purchase Agreement and is a supplier to our company under an exclusive import agreement. Effective upon the execution of the Series A Preferred Stock Purchase Agreement, Ms. Pallini was appointed as a member of our board of directors.

Credit Agreements with Frost Nevada Investments Trust
     On February 12, 2007, we entered into a $5,000,000 credit agreement with Frost Nevada Investments Trust, which is controlled by Dr. Phillip Frost, a director of the Company. Upon entering into the credit agreement, we paid the lender a facility fee of $150,000. We did not draw down on this facility and terminated the facility following the closing of the May 2007 private placement of common stock.
     On October 22, 2007 we entered into a $5,000,000 credit agreement with Frost Nevada Investments Trust. No amounts were ever borrowed under the facility and it was terminated in October 2008. We paid Frost Nevada Investments Trust a facility fee of $175,000 upon entering into the credit agreement and also issued to it a warrant to purchase 50,000 shares of common stock at an exercise price of $4.00 per share.
Relationship with I.L.A.R. S.p.A.
     Since August 2004, we have had an agreement with I.L.A.R. S.p.A., which became a more than 5% stockholder in October 2008, under which we are the exclusive U.S. importer for Pallini Limoncello and its flavor extensions. Ms. Pallini, one of our directors, is the head of production of I.L.A.R. S.p.A. For the fiscal years ended March 31, 2009 and March 31, 2008, we purchased $3,639,394 and $2,507,056 and of goods from I.L.A.R. S.p.A., respectively. Also, as of March 31, 2009, we had a trade payable of $1,089,951 due to an affiliate of I.L.A.R. S.p.A. under our import agreement.
Agreement with MHW LTD.
     Since April 1998, we and our predecessor have had an agreement with MHW Ltd., through which MHW acted as importer of record and distributor for our products in the United States, and provides accounting, inventory, payment, transportation and storage services for us. Mr. Beaudette, one of our directors, is the president and a principal stockholder of MHW and MHW has a 10% ownership interest in our Celtic Crossing brand. For the fiscal years ended March 31, 2009 and March 31, 2008, we incurred fees for services rendered by MHW in the amounts of $302,353 and $304,228, respectively.
Agreements with Carbery Group and its Affiliates
     Mr. Colm Leen, a former director, is the financial director of the Carbery Group, which previously held more than 5% of our stock. Since December 1, 2003, we have had a supply agreement with Carbery Milk Products Limited, which is a member of the Carbery Group, under which it acted as our sole distiller for Boru vodka in Ireland and the supplier of natural flavors for our products. This agreement is no longer in effect. For the fiscal years ended March 31, 2009 and March 31, 2008, we purchased approximately €208,753 (recorded as $273,047 in our consolidated financial statements for such fiscal year and €635,957 (recorded as $935,874 in our consolidated financial statements for such fiscal year) of goods from Carbery Milk Products, respectively.
Agreements with Ladenburg Thalmann & Co. Inc. and Ladenburg Thalmann Financial Services Inc.
     In October 2008, we paid a $250,000 fee (plus out-of-pocket expenses of $23,986) to Ladenburg Thalmann & Co. Inc. for services it provided as financial advisor to the purchasers of the series A convertible preferred stock. Mr. Lampen, our interim president and chief executive officer and a director, is the president and chief executive officer and a director of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg Thalmann & Co. Inc. Dr. Frost, one of our directors, is a principal stockholder and chairman of the board of Ladenburg Thalmann Financial Services Inc. Henry C. Beinstein, a director, is a director of Ladenburg Thalmann Financial Services Inc. In November 2008, we entered into an agreement to reimburse Ladenburg Thalmann Financial Services Inc. for its costs in providing certain administrative, legal and financial services to us.
Transactions with Irish Distillers Group and its Affiliates
     Until his retirement in 2006, Gill Jefferson, a former director, was employed in various capacities by Irish Distillers Group. Since January 1, 2005, we have had a supply agreement with Irish Distillers Limited, which is a member of Irish Distillers Group, under which it acts as our supplier of Irish whiskey. During fiscal 2009 and 2008, we purchased from Irish Distillers Limited approximately €858,032 ($1,133,254) and €566,349 ($894,831) of goods, respectively.

Issuance of 6% Subordinated Convertible Notes
     We paid total interest on our 6% subordinated convertible notes during fiscal 2009 and 2008 of $180,000 and $361,000, respectively, to FURSA SPV LLC, a more than 5% stockholder which held an aggregate of $6,000,000 principal amount of these 6% notes, and $91,000 and $178,200, respectively, to Black River Global Credit Fund Ltd., which was formerly a more than 5% stockholder and held an aggregate of $3,000,000 principal amount of these 6% notes.
     On October 20, 2008, all of our 6% convertible notes, in the principal amount of $9 million, due March 1, 2010, plus $45,000 of accrued but unpaid interest, were converted into shares of series A convertible preferred stock at a per share price of $23.21 (which is, in effect upon conversion, $0.65 per share of common stock).
Loans from Certain Executive Officers, Directors and Stockholders
     On October 15, 2008, Dr. Frost advanced $2,000,000 to us under a promissory note we issued to Frost Gamma Investments Trust. The entire amount of this advance and $2,778 of accrued interest thereon was offset against the portion of the purchase price payable by Frost Gamma Investments Trust at the closing of the Series A Preferred Stock Purchase Agreement. The note bore interest at a rate of 10% per annum, calculated on the basis of a 360-day year based on the number of days elapsed including the first day.
     Certain of our directors and principal stockholders (including Dr. Frost and related entities, Mr. Andrews and Lafferty Limited) held 9% senior secured notes of our subsidiary, Castle Brands (USA) Corp. The total interest paid to these noteholders during fiscal 2009 and 2008 was $237,375 and $474,750, respectively.
     Upon the closing of the series A preferred stock transaction in October 2008, substantially all of the outstanding principal of our 9% senior secured notes, in the principal amount of $9.7 million, due May 31, 2009, plus $320,000 of accrued but unpaid interest, were converted into shares of series A convertible preferred stock at a per share price of $12.50 (which is, in effect upon conversion, $0.35 per share of common stock). The remaining unconverted notes, in the principal amount of $300,000, were amended, and later repurchased by us through the issuance of 200,000 shares of common stock.
Agreement with Vector Group Ltd.
     In November 2008, we entered into a management services agreement with Vector Group Ltd., a more than 5% stockholder, under which Vector Group agreed to make available to us the services of Richard J. Lampen, Vector Group’s executive vice president, effective October 11, 2008 to serve as our interim president and chief executive officer and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, we agreed to pay Vector Group an annual fee of $100,000, plus any direct, out-of-pocket costs, fees and other expenses incurred by Vector Group or Mr. Lampen in connection with providing such services, and to indemnify Vector Group for any liabilities arising out of the provision of the services. The agreement is terminable by either party upon 30 days’ prior written notice. For fiscal 2009, we paid Vector Group $47,011 under this contract. Mr. Beinstein, a director, is also a director of Vector Group.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of these forms furnished to us and representations made to us that no other reports were required, we are not aware of any late or delinquent filings required under Section 16(a) with respect to the fiscal year ended March 31, 2009, except as follows: (a) Mark Andrews filed a late form 4 on November 6, 2008 reporting an aggregate of 33,056 shares of series A convertible preferred stock issued upon the October 20, 2008 conversion of senior notes, (b) T. Kelley Spillane filed a late Form 4 on September 25, 2008 reporting an option to purchase 33,900 shares granted on June 9, 2008, (c) Seth Weinberg filed a late Form 4 on September 25, 2009 reporting an option to purchase 34,200 shares granted on June 9, 2008, (d) John Soden filed a late Form 4 on September 25, 2009 reporting an option to purchase 26,600 shares granted on June 9, 2008, (e) John Glover filed a late Form 4 on September 25, 2009 reporting an option to purchase 15,400 shares granted on June 9, 2008, (f) Donald Marsh filed a late Form 4 on September 25, 2009 reporting an option to purchase 14,800 shares granted on June 9, 2008, (g) Alfred J. Small filed a late Form 4 on September 25, 2009 reporting an option to purchase 25,100 shares granted on June 9, 2008 and (h) Micaela Pallini filed a late Form 3 on October 23, 2008.
Independent Auditors
     Eisner LLP was our independent auditor for fiscal 2009 and will serve in that capacity for the 2010 fiscal year unless our audit committee deems it advisable to make a substitution. Representatives of Eisner LLP are expected to be present at the annual meeting. The representatives of Eisner LLP will have the opportunity to make statements and will be available to respond to appropriate questions from stockholders.
Solicitation of Proxies
     We are paying the cost of soliciting proxies. Besides the use of the mails, we may solicit proxies by personal interview, telephone or similar means. No director, officer or employee will be specially compensation for these activities. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred in sending proxy material to beneficial owners of our stock.
Submission of Future Stockholder Proposals
     Stockholder proposals to be presented at our 2010 annual meeting of stockholders must be received by us no later than December 6, 2010 and must otherwise comply with applicable SEC requirements to be considered for inclusions in the proxy statement and proxy for the 2010 annual meeting. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the stockholder making the proposal and the disclosure of that stockholder’s number of shares of common stock owned, length of ownership of the shares, representation that the stockholder will continue to own the shares through the stockholder meeting, intention to appear in person or by proxy at the stockholder meeting and material interest, if any, in the matter being proposed.
     Stockholders who do not wish to submit a proposal for inclusion in our proxy materials relating to our 2010 annual meeting in accordance with Rule 14a-8 may submit a proposal for consideration at the 2010 annual meeting in accordance with our bylaws. Such stockholders must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days nor more than 90 days prior to the anniversary date of the annual meeting. Accordingly, for our 2010 annual meeting, proposals must be received at our principal executive offices not earlier than November 6, 2010 and not later than December 6, 2010. However, if the 2010 annual meeting is called for a date that is not within 30 days before or after the anniversary date of the annual meeting, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the 2010 annual meeting is mailed to stockholders or made public, whichever first occurs. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders.
     Stockholder proposals should be addressed to Castle Brands Inc., Attention: Corporate Secretary, 122 East 42nd Street, Suite 4700, New York, New York 10168.

Communications with our Board of Directors
     Any stockholder or other interested party wishing to communicate with our board may do so by sending written communications addressed to the Corporate Secretary, Castle Brands Inc., 122 East 42nd Street, Suite 4700, New York, New York 10168 or by email to Board@castlebrandsinc.com. Communications emailed to this address are automatically forwarded to all members of the board of directors. Written communications received by the corporate secretary are reviewed for appropriateness. The corporate secretary, in accordance with company policy, at his discretion may elect not to forward items that are deemed commercial, frivolous or otherwise inappropriate for consideration by the board of directors. In such cases, correspondence may be forwarded elsewhere for review and possible response.
Discretionary Voting of Proxies
     Under SEC Rule 14a-4, our management may exercise discretionary voting authority under proxies it solicits and obtains for our 2009 annual meeting of stockholders with respect to any proposal presented by a stockholder at such meeting, without any discussion of the proposal in our proxy statement for such meeting, unless we receive notice of such proposal at our principal office in New York, New York, not later than November 4, 2009.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
     This proxy statement and the 2009 Annual Report are available at http://investor.castlebrandsinc.com/annuals.cfm.
Other Business
     We are not aware of any other business to be presented at the annual meeting. If matters not described herein should properly come before the annual meeting, the persons named in the accompanying proxy will use their discretion to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Richard J. Lampen
Interim President and Chief Executive Officer
New York, New York
December ___, 2009

APPENDIX A
AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (this “Merger Agreement”) is made as of                                  , 2010 by and between Castle Brands (Florida) Inc., a Florida corporation (“Castle Florida”), and Castle Brands Inc., a Delaware corporation (“Castle Delaware”). Castle Florida and Castle Delaware are hereinafter sometimes collectively referred to as the “Constituent Corporations.”
R E C I T A L S
     A. Castle Florida was incorporated on November 24, 2009. Its current authorized capital stock consists of: (1) 225,000,000 shares of Common Stock, with a par value of $0.01 per share (“Castle Florida Common Stock”), of which                 shares are issued and outstanding, all of which shares are held of record by Castle Delaware; and (2) 25,000,000 shares of Preferred Stock, $0.01 par value (“Castle Florida Preferred Stock”), of which no shares are issued and outstanding.
     B. Castle Delaware was incorporated on July 7, 2003. Its authorized capital stock consists of: (1) 225,000,000 shares of Common Stock, with a par value of $0.01 per share (“Castle Delaware Common Stock”), of which                 shares are issued and outstanding; and (2) 25,000,000 shares of Preferred Stock, $0.01 par value (“Castle Delaware Preferred Stock”), of which no shares are issued and outstanding.
     C. The respective Boards of Directors of Castle Florida and Castle Delaware deem it advisable and to the advantage of each of the Constituent Corporations that Castle Delaware merge with and into Castle Florida upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of Castle Delaware from Delaware to Florida.
     D. The Boards of Directors of each of the Constituent Corporations have approved this Merger Agreement.
     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that Castle Delaware shall merge with and into Castle Florida on the following terms, conditions and other provisions:
     1. MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), Castle Delaware shall be merged with and into Castle Florida (the “Merger”), and Castle Florida shall be the surviving corporation of the Merger (the “Surviving Corporation”). The Merger shall become effective at 5:00 PM Eastern Time (the “Effective Time”) on the date when the later of (i) a duly executed Certificate of Merger meeting the requirements of the Delaware General Corporation Law is filed with the Secretary of State of the State of Delaware and (ii) the duly executed Articles of Merger meeting the requirements of the Florida Business Corporation Act are filed with the Secretary of State of the State of Florida.

     2. EFFECT OF MERGER. At the Effective Time, the separate corporate existence of Castle Delaware shall cease; the corporate identity, existence, powers, rights and immunities of Castle Florida as the Surviving Corporation shall continue unimpaired by the Merger; and Castle Florida shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Castle Delaware, all without further act or deed.
     3. GOVERNING DOCUMENTS. At the Effective Time, the Articles of Incorporation of Castle Florida in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation and the Bylaws of Castle Florida in effect immediately prior to the Effective Time shall become the Bylaws of the Surviving Corporation. At the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: “Article I Name. The name of the corporation shall be: Castle Brands Inc.”
     4. DIRECTORS AND OFFICERS. At the Effective Time, the directors and officers of Castle Delaware shall be and become the directors and officers (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, until successors are duly elected or appointed and qualified in accordance with applicable law.
     5. CONVERSION OF SHARES OF CASTLE FLORIDA. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of Castle Delaware Common Stock outstanding immediately prior thereto shall be automatically changed and converted into one fully paid and nonassessable, issued and outstanding share of Castle Florida Common Stock; provided, however, that each share of restricted Castle Delaware Common Stock that is restricted under any stock or incentive compensation plan, agreement or arrangement of Castle Delaware or otherwise immediately prior to the Effective Time, whether or not then vested or exercisable, shall be converted into a restricted share of Castle Florida Common Stock, restricted on substantially the same terms and conditions (including, without limitation, vesting schedule) as applied to such share of restricted Castle Delaware Common Stock immediately prior to the Effective Time.
     6. CANCELLATION OF SHARES OF CASTLE DELAWARE. At the Effective Time, all of the previously issued and outstanding shares of Castle Florida Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.
     7. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that, prior to such time, represented shares of Castle Delaware Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Castle Florida Common Stock into which such shares of Castle Delaware Common Stock are converted as provided herein. The registered owner on the books and records of Castle Delaware of any such outstanding stock certificate for Castle Delaware Common Stock shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Castle Florida or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of Castle Florida Common Stock evidenced by such outstanding certificate as above provided.

     8. CONVERSION OF OPTIONS AND WARRANTS. At the Effective Time, all outstanding and unexercised portions of all options to purchase a share of Castle Delaware Common Stock under the Castle Delaware 2003 Stock Incentive Plan, as amended, shall become options to purchase a share of Castle Florida Common Stock at the original exercise price per share and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable, and all other material terms and conditions (including, but not limited to, the terms and conditions applicable to such options by virtue of the Castle Delaware 2003 Stock Incentive Plan, as amended). Continuous employment with Castle Delaware will be credited to an optionee for purposes of determining the vesting of the number of shares of Castle Florida Common Stock under a converted Castle Delaware option at the Effective Time. Additionally, at the Effective Time, Castle Florida shall adopt and assume the Castle Delaware 2003 Stock Incentive Plan, as amended. At the Effective Time, all outstanding and unexercised portions of all warrants to purchase or acquire Castle Delaware Common Stock shall become warrants to purchase or acquire, on the same terms and conditions, the same number of shares of Castle Florida Common Stock.
     9. FRACTIONAL SHARES. No fractional shares of Castle Florida Common Stock or Preferred Stock will be issued in connection with the Merger.
     10. EMPLOYEE BENEFIT PLANS. At the Effective Time, the obligations of Castle Delaware under or with respect to every plan, trust, program and benefit then in effect or administered by Castle Delaware for the benefit of the directors, officers and employees of Castle Delaware or any of its subsidiaries shall become the lawful obligations of Castle Florida and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Castle Florida hereby expressly adopts and assumes all obligations of Castle Delaware under such employee benefit plans.
     11. POST-EFFECTIVE AMENDMENTS. It is the intent of the parties hereto that Castle Florida, as of the Effective Time, be deemed a “successor issuer” of Castle Delaware for purposes of continuous offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Merger, Castle Florida will, to the extent deemed appropriate, file post-effective amendments to Castle Delaware’s registration statements on Form S-8 covering the stock option plans, incentive compensation plans, employee stock purchase plans and other benefit plans pursuant to which Castle Delaware Common Stock is issuable, adopting such statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep the registration statements from being misleading.

     12. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Castle Delaware such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Castle Delaware, and otherwise to carry out the purposes of this Merger Agreement. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of Castle Florida, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.
     13. CONDITION. The consummation of the Merger is subject to the approval of this Merger Agreement and the Merger contemplated hereby by the stockholders of Castle Delaware and by the sole shareholder of Castle Florida, prior to or at the Effective Time.
     14. ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of Castle Florida or Castle Delaware, notwithstanding approval of this Merger Agreement by the Boards of Directors and shareholders or stockholders, respectively, of Castle Florida and Castle Delaware.
     15. AMENDMENT. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders or stockholders, respectively, of Castle Florida and Castle Delaware; provided, however, that any amendment made subsequent to the adoption of this Merger Agreement by the sole shareholder of Castle Florida or the stockholders of Castle Delaware shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of Castle Delaware; or (ii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of Castle Florida or Castle Delaware.
     16. TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization under the Code.
     17. GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Delaware, except to the extent that the laws of the State of Florida would apply in matters relating to the internal affairs of Castle Florida and the Merger.
     18. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.
     19. ENTIRE AGREEMENT. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     20. SEVERABILITY. The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

     IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized.

CASTLE BRANDS (FLORIDA) INC.
By:
Alfred J. Small
Senior Vice President and Chief Financial Officer

CASTLE BRANDS INC.
By:
Alfred J. Small
Senior Vice President and Chief Financial Officer

APPENDIX B
ARTICLES OF MERGER
OF
CASTLE BRANDS INC.,
a Delaware corporation,
with and into
CASTLE BRANDS (FLORIDA) INC.,
a Florida corporation.
Dated as of                , 2010

     Pursuant to and in accordance with the provisions of Section 607.1105 of the Florida Business Corporation Act, CASTLE BRANDS INC., a Delaware corporation (“Castle”), and CASTLE BRANDS (FLORIDA) INC., a Florida corporation (the “Surviving Corporation”), do hereby adopt these Articles of Merger (these “Articles”) for the purpose of merging Castle with and into the Surviving Corporation (the “Merger”).
1.	Plan of Merger. That certain Agreement and Plan of Merger (the “Plan”), dated as of is attached hereto as Exhibit A.

2.	Amended and Restated Articles of Incorporation. In accordance with Section 3 of the Plan, the Articles of Incorporation of the Surviving Corporation shall be amended in the form attached hereto as Exhibit B.

3.	Effective Date. The effective date of the Merger shall be the later of the filing of these Articles (or the Delaware equivalent of these Articles, as applicable) with (i) the Department of State of the State of Florida and (ii) the Secretary of State of the State of Delaware.

4.	Date of Plan Adoption. The sole shareholder of the Surviving Corporation adopted the Plan on and the stockholders of Castle adopted the Plan on .

5.	Counterparts; Facsimile Signatures. These Articles may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one document. Facsimile signatures shall be deemed originals for all purposes of these Articles.
[Signatures follow on next page]

B-1

     IN WITNESS WHEREOF, the undersigned have executed these Articles as of the date first set forth above.

CASTLE BRANDS INC.
By:	/s/
Name:
Title:

CASTLE BRANDS (FLORIDA) INC.
By:	/s/
Name:
Title:

Signature Page to Articles of Merger

B-2

APPENDIX C
CERTIFICATE OF MERGER
OF
CASTLE BRANDS INC.
WITH AND INTO
CASTLE BRANDS (FLORIDA) INC.
UNDER SECTION 252 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE
     Pursuant to Section 252(c) of the General Corporation Law of the State of Delaware (the “DGCL”), CASTLE BRANDS INC., a Delaware corporation (the “Company”), hereby certifies the following information relating to the merger of the Company with and into CASTLE BRANDS (FLORIDA) INC., a Florida corporation (“Castle”), with Castle surviving the merger (the “Merger”):
     FIRST: The names and states of incorporation of the Company and Castle, which are the constituent corporations in the Merger (the “Constituent Corporations”), are:

Name	State of Incorporation

Castle Brands Inc.	Delaware
Castle Brands (Florida) Inc.	Florida
     SECOND: The Agreement and Plan of Merger (the “Merger Agreement”), dated as of                       , by and between the Company and Castle, setting forth the terms and conditions of the Merger, has been approved, adopted, certified, executed and acknowledged by both of the Constituent Corporations in accordance with the provisions of Section 252 of the DGCL.
     THIRD: The name of the corporation surviving the Merger is Castle Brands (Florida) Inc. (the “Surviving Corporation”).
     FOURTH: As of the effective time of the Merger, the Articles of Incorporation of the Surviving Corporation, as in effect immediately prior to the Merger shall be amended in the form attached hereto as Annex A and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.
     FIFTH: The executed Merger Agreement is on file at the office of the Surviving Corporation located at 122 East 42nd Street, Suite 4700, New York, NY 10168.
     SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
     SEVENTH: This Certificate of Merger, and the Merger, shall become effective on the later of the filing of this Certificate of Merger (or the Florida equivalent of this Certificate, as applicable) with (i) the Department of State of the State of Florida and (ii) the Secretary of State of the State of Delaware.

C-1

     EIGHTH: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent corporation of Delaware, as well as for enforcement of any obligation of the surviving or resulting corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the DGCL, and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and a copy of any such process shall be mailed by such Secretary of State to the Surviving Corporation at 122 East 42nd Street, Suite 4700, New York, NY 10168.
     IN WITNESS WHEREOF, Castle Brands Inc. has caused this Certificate of Merger to be executed on the            day of                       ,           .

CASTLE BRANDS INC.
By:	/s/
Name:
Title:

C-2

APPENDIX D
ARTICLES OF INCORPORATION
OF
CASTLE BRANDS (FLORIDA) INC.
ARTICLE I — NAME
     The name of this corporation is CASTLE BRANDS (FLORIDA) INC. (the “Corporation”).
ARTICLE II — PURPOSE
     The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the Florida Business Corporation Act (the “Act”).
ARTICLE III — PRINCIPAL PLACE OF BUSINESS AND MAILING ADDRESS
     The address of the principal office and the mailing address of the office of the Corporation is 122 East 42nd Street, Suite 4700, New York, NY 10168.
ARTICLE IV — CAPITAL STOCK
     The Corporation shall be authorized to issue Two Hundred Fifty Million (250,000,000) shares of capital stock, of which (i) Two Hundred Twenty-Five Million (225,000,000) shares shall be common stock, par value $.01 per share (the “Common Stock”), and (ii) Twenty-Five Million (25,000,000) shares shall be preferred stock, par value $.01 per share (the “Preferred Stock”).
          (a) Common Stock. Except as otherwise provided by law or by these Articles of Incorporation (including any certificate filed with the Secretary of State of the State of Florida establishing the terms of a series of Preferred Stock in accordance with Section (b) of this Article IV), the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which shareholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class. The holders of shares of Common Stock shall not have cumulative voting rights.
          (b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the “Board”) is hereby authorized to fix by resolution or resolutions the voting powers, if any, designations, powers, preferences and the relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, of any unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V — REGISTERED AGENT AND OFFICE
     The street address of the Corporation’s initial registered office is 11380 Prosperity Farms Road #221E, Palm Beach Gardens, Florida 33410, and the name of its initial registered agent at such office is Corporate Creations Network Inc.
ARTICLE VI — BOARD OF DIRECTORS
     The business and affairs of the Corporation shall be managed by or under the direction of the Board except as otherwise provided herein or required by law.
          (a) Board of Directors. Subject to the rights of the holders of any outstanding series of Preferred Stock or any other series or class of stock as set forth in these Articles of Incorporation to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed, and may be increased or decreased from time to time, by resolution of the Board.
          (c) Election of Directors. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.
          (d) Terms of Directors. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal.
          (e) (1) Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of these Articles of Incorporation, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation and any certificate of designations applicable thereto.
               (2) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be reduced accordingly.

          (f) Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any and all vacancies on the Board, however occurring, including, without limitation, by reason of an increase in size of the Board, or the death, resignation, disqualification or removal of a director, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. Any director appointed in accordance with the preceding sentence shall hold office until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
          (g) Liability. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Act as the same exists or may hereafter be amended. Any amendment, repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.
ARTICLE VII — INDEMNIFICATION
          (a) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that, except as provided in paragraph (b), the Corporation shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition; provided, however, that, if the Act requires, the payment of such expenses incurred by a director or officer in his capacity as such in advance of the final disposition of any such action, suit or proceeding shall be made only upon receipt by the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b) If a claim under paragraph (a) is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Corporation (including the Board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these Articles of Incorporation (as it may be amended), the By-laws, agreement, vote of shareholders or disinterested directors or otherwise.
          (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Act.
          (e) Any amendment, repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

ARTICLE VIII — MEETINGS OF THE SHAREHOLDERS
     Any action required or permitted by the shareholders of the Corporation may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE IX — BYLAWS AMENDMENT
     In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Florida, the Board shall have the power to adopt, amend, alter or repeal the Corporation’s By-laws. The affirmative vote of at least a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation’s By-laws.
ARTICLE X — AMENDMENTS
     The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation and any other provisions authorized by the laws of the State of Florida at the time in force may be added or inserted, in the manner now or hereafter prescribed by statute and these Articles of Incorporation, and all rights, preferences and privileges conferred upon shareholders, directors or any other persons by and pursuant to these Articles of Incorporation are granted subject to this reservation. No amendment or repeal of these Articles of Incorporation shall be made unless the same is first approved by the Board pursuant to a resolution adopted by the Board in accordance with Section 607.1003 of the Act, and, except as otherwise provided by law, thereafter approved by the shareholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by these Articles of Incorporation or by law, the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of shareholders called expressly for such purpose shall be required to amend or repeal any provisions of these Articles of Incorporation .
ARTICLE XI — INCORPORATOR
     The name of the Incorporator is Brian Heller, and the address of the Incorporator is 4400 Biscayne Blvd., 12th Floor, Miami, FL 33137.
     IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 11th day of December, 2009.

By:	/s/ Brian Heller
Brian Heller, Incorporator

APPENDIX E
BY-LAWS
OF
CASTLE BRANDS (FLORIDA) INC.
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be in the City of Palm Beach Gardens, County of Palm Beach, State of Florida.
     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Florida, as the Board of Directors may from time to time determine.
ARTICLE II
SHAREHOLDERS
     Section 1. Annual Meetings. An annual meeting of shareholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting. The meeting may be held at such time and such place within or without the State of Florida as shall be fixed by the Board of Directors and stated in the notice of the meeting.
     Section 2. Special Meetings. Unless otherwise prescribed by law or by the articles of incorporation of the Corporation, as amended and restated from time to time (the “Articles of Incorporation”), special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held on the date and at the time and place either within or without the State of Florida as specified in the notice thereof. The Board of Directors may, in its sole discretion, determine that the meeting of the shareholders shall not be held at any place, but instead may be held solely by means of remote communication in accordance with Florida law. Business transacted at a special meeting shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting.
     Section 3. Notice of Meetings. Except as otherwise expressly required by law or the Articles of Incorporation of the Corporation, written notice stating the place and time of the meeting, the means of remote communication, if any, and in the case of a special meeting, the purpose or purposes of such meeting. Unless otherwise provided by applicable law, the Articles of Incorporation or these By-laws, notice shall be given by the Secretary to each shareholder entitled to vote not less than ten (10) nor more than sixty (60) days prior to the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy; and if any shareholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by such other electronic means as may be permissible for such notice as provided by the laws of the State of Florida, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of shareholders need not be given except as provided in Section 5 of this ARTICLE II.
     Section 4. Quorum. Except as otherwise required by law or by the Articles of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
     Section 5. Adjournment. At any meeting of shareholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 6. Organization. The Chairman of the Board or, in his absence or nonelection, the Chief Executive Officer or the President or, in the absence of all the foregoing officers, a Vice President shall call meetings of the shareholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the holders of a majority of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the shareholders, but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.
     Section 7. Nature of Business to be Conducted at Annual Meeting. (a) At an annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this By-law.
     (b) For business to be properly brought before an annual meeting by a shareholder pursuant to Section ý(a)(iii) of this By-law, notice in writing must be delivered or mailed to the Secretary and received at the General Offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s stock which are beneficially owned by the shareholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the shareholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business.
     (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-law. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this By-law; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 7 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.
     Section 8. Voting. Each shareholder shall, except as otherwise provided by law or by the Articles of Incorporation, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such shareholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any shareholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, all elections for directors shall be decided by plurality vote, and all other matters shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.
     Section 9. Shareholders List. A complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either (i) at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or (ii) if not so specified, at the place where the meeting is to be held, or (iii) on a reasonably accessible electronic network as provided by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any shareholder who is present.

     Section 10. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.
     Section 11. Inspectors of Election. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of shareholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the chairman of any meeting of the shareholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.
ARTICLE III
BOARD OF DIRECTORS
     Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.
     Section 2. Number, Qualification and Term of Office. The number of directors shall be such as the Board of Directors may by resolution direct. Directors need not be shareholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any shareholder. The Chairman of the Board, if one be elected, shall be chosen from among the directors.
     Section 3. Nomination of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this By-law.
     (b) Nominations by shareholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the principal offices of the Corporation (i) in the case of an annual meeting, in accordance with the notice provisions for bringing business before the annual meeting as set forth in ARTICLE II, Section 7(b); or (ii) in the case of a special meeting at which directors are to be elected, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In the case of a special meeting of shareholders at which directors are to be elected, shareholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice, the name and address, as they appear on the Corporation’s books, of such shareholder and the class and number of shares of the Corporation’s stock which are beneficially owned by such shareholder; and (iii) as to any beneficial owner on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation’s stock which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.
     (c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this By-law; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.
     Section 4. Quorum and Manner of Action. Except as otherwise provided by law, the Articles of Incorporation or these By-laws, a majority of the entire Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.
     Section 5. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of New York as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of shareholders, and other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, facsimile, telegram or other means of electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
     Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is delivered to the Company by mail, facsimile, telegram or electronic transmission or such other means permissible under the laws of the State of Florida, and is filed with the minutes of proceedings of the Board of Directors or committee.
     Section 9. Organization. At each meeting of the Board of Directors the Chairman of the Board or, in his absence or nonelection, the Chief Executive Officer or, in the absence of both of the foregoing officers, a director chosen by a majority of the directors shall act as chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretary, any person appointed by the chairman shall act as secretary of the meeting.
     Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, or, if no time is specified, immediately; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 11. Removal of Directors. Except as otherwise provided by law or the Articles of Incorporation and subject to any rights of the holders of shares of Preferred Stock then outstanding, any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the shares having voting power at an annual meeting or at a special meeting of the shareholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the Board of Directors in the manner provided in Section 12 of this ARTICLE III.
     Section 12. Vacancies. Subject to any rights of the holders of shares of Preferred Stock then outstanding, any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for such purpose. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any shareholder having voting powers may call a special meeting of the shareholders, upon notice given as herein provided for meetings of the shareholders, at which directors may be elected for the unexpired term.

     Section 13. Compensation of Directors. Directors may be paid for their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other compensation as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.
     Section 14. Committees. By resolution or resolutions passed by a majority of the entire Board of Directors at any meeting of the Board of Directors, the directors may designate one or more committees, each committee to consist of one or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the chairman of such committee or the secretary of such committee, or any two members thereof. The Secretary of the Corporation or the secretary of such committee shall give notice of the time and place of each Special Meeting by mailing a written notice of the same to each member of such committee at his last known post office address by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, facsimile, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances before the meeting.
     Section 15. Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 16. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV
OFFICERS
     Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, President, a Treasurer and a Secretary. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV. Any number of offices may be held by the same person unless otherwise prohibited by law, the Articles of Incorporation or these By-laws. The officers of the Corporation need not be shareholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
     Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the shareholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.
     Section 3. Subordinate Officers. The Board of Directors or the Chairman of the Board may from time to time appoint such other officers, including one or more Assistant Secretaries and one or more Assistant Treasurers, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

     Section 4. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.
     Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside, if present, at all meetings of the shareholders and at all meetings of the Board of Directors, and shall serve as the representative of the Board of Directors and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws. The Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.
     Section 8. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall report to the Board of Directors. At each annual meeting and from time to time the Chief Executive Officer shall report to the shareholders and the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation, shall sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, and in general shall perform such duties and have such powers, incident to the office of Chief Executive Officer and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.
     Section 9. President. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board), the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The

President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. The President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation, shall sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, and in general shall perform such duties and have such powers, incident to the office of President and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.
     Section 10. Vice Presidents. A Vice President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President or prescribed by these By-laws.
     Section 11. The Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the shareholders, the Board of Directors and any committee when so required, shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws, shall keep or cause to be kept a register of the post office address of each shareholder, may sign with the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, by the Chief Executive Officer or as prescribed by these By-laws.
     Section 12. Assistant Secretaries. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, the Secretary or the Board of Directors or as prescribed by these By-laws.
     Section 13. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws, shall at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept, shall render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the shareholders, shall, if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, may sign with the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Treasurer and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, Chairman of the Board, Chief Executive Officer or as prescribed by these By-laws.
     Section 14. Assistant Treasurers. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, the Treasurer or the Board of Directors or as prescribed by these By-laws.
     Section 15. Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
     Section 16. Advisory Board. The Board of Directors may, by resolution adopted by a majority of the entire Board, appoint such number of senior advisors to the Corporation as members of an Advisory Board as the Board of Directors may from time to time determine. Members of the Advisory Board need not be shareholders and shall have such advisory responsibilities as the Board of Directors may designate, and the term of office of such members of the Advisory Board shall be as fixed by the Board of Directors.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
     Section 1. Contracts, etc., How Executed. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument, on behalf and in the name of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by a committee appointed in accordance with the provisions of these By-laws or otherwise by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable peculiarly for any purpose or amount.
     Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors.
     Section 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or committee appointed by the Board of Directors may designate from time to time or as may be designated from time to time by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors; and for the purpose of such deposit, any officer or officers, employee or employees or agent or agents of the Corporation as from time to time shall be determined by resolution of the Board of Directors or committee appointed by the Board of Directors may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.
     Section 4. General and Special Bank Accounts. The Board of Directors or committee appointed by the Board of Directors may authorize from time to time the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.
     Section 5. Proxies. Except as otherwise provided in these By-laws or in the Articles of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may appoint from time to time an attorney or attorneys, or agent or agents, of the Corporation, on behalf and in the name of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf and in the name of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.
ARTICLE VI
STOCK AND ITS TRANSFER
     Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, each of which shall represent and certify the number and class (and series, if appropriate) of shares of stock represented by such certificate in the Corporation; provided, that the Board of Directors may adopt a resolution permitting shares to be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, Vice-Chairman of the Board, the President or a Vice President, together with the Treasurer, an Assistant Treasurer, the Chief Financial Officer, the Secretary or an Assistant Secretary. Any or all of the signatures on any certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was an officer, transfer agent or registrar at the date of issue.

     Section 2. Transfer of Stock. Shares of stock shall be transferable on the books of the Corporation (i) in the case of certificated shares, only by the registered holder thereof, in person or by such person’s duly authorized attorney lawfully constituted in writing, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, to the Corporation’s transfer agent, if the Corporation has a transfer agent, or to the Corporation’s registrar, if the Corporation has a registrar, or to the Secretary, if the Corporation has neither a transfer agent nor a registrar or (ii) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered holder thereof or by such person’s duly authorized attorney lawfully constituted in writing, and upon payment of all necessary taxes and compliance with appropriate procedures for transferring shares of stock in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the Corporation shall determine to waive such requirement. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of the Corporation’s stock as it may deem expedient. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from, and to whom, transferred.
     Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received, including the posting with the Corporation of a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     Section 4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
     Section 5. Fixing Date for Determination of Shareholder Of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and only such shareholders as shall be shareholders of record of the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such corporate action, to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the stock transfer books are to be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting in the case of a merger or consolidation, the books shall be closed at least twenty (20) days before such meeting.
ARTICLE VII
SEAL
     The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by an officer of the Corporation designated by the Board of Directors.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
     Section 1. Fiscal Year. The fiscal year of the Corporation shall end on March 31 of each year or such other date of each year as shall be determined by the Board of Directors of the Corporation.
     Section 2. Waivers of Notice. Whenever any notice of any nature is required by law, the provisions of the Articles of Incorporation or these By-laws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after it stated therein shall be deemed equivalent thereto.
     Section 3. Qualifying in Foreign Jurisdictions. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.
     Section 4. Indemnification. The Corporation shall, to the fullest extent permitted by the laws of the State of Florida, as amended from time to time, indemnify all directors and officers whom it has the power to indemnify pursuant thereto in accordance with the provisions of the Articles of Incorporation.

ARTICLE IX
AMENDMENTS
     All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Articles of Incorporation of the Corporation or any provision of law, may be made by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting.

Castle Brands Inc. — Proxy
Solicited By The Board Of Directors
for Annual Meeting To Be Held on February 4, 2010
     The undersigned stockholder(s) of Castle Brands Inc., a Delaware corporation (“Company”), hereby appoints Richard J. Lampen, John Glover and/or Alfred J. Small, or any of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on February 4, 2010 and at all adjournments or postponements thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR the following proposals.
1.	Election of the following Directors:

FOR all nominees listed below except as marked to the contrary below ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

Mark Andrews, John F. Beaudette, Henry C. Beinstein, Harvey P. Eisen, Phillip Frost, M.D., Glenn L. Halpryn, Richard J. Lampen, Micaela Pallini, Steven D. Rubin and Dennis Scholl
INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space below.

2.	Approval of proposed change in our state of incorporation from Delaware to Florida.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
3.	Approval of ratification of Eisner LLP as independent registered public accounting firm for fiscal 2010.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.
☐ I plan on attending the Annual Meeting.
Date:                            , 2010

Signature

Signature if held jointly
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.